                                                                    EXHIBIT 4(b)








                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                         Dated as of September 12, 2000


                                      among


                                HUNT CORPORATION,
                          HUNT GRAPHICS EUROPE LIMITED
                                       and
                           HUNT GRAPHICS EUROPE B.V.,
                                  as Borrowers,


                                THE SUBSIDIARIES
                         FROM TIME TO TIME PARTY HERETO,
                                 as Guarantors,


                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY HERETO


                                       AND


                             BANK OF AMERICA, N.A.,
                                    as Agent

                                TABLE OF CONTENTS

SECTION 1  DEFINITIONS.......................................................................................... 1
    1.1      Definitions........................................................................................ 1
    1.2      Computation of Time Periods........................................................................28
    1.3      Accounting Terms...................................................................................28

SECTION 2  CREDIT FACILITIES....................................................................................28
    2.1      Revolving Loans....................................................................................28
    2.2      Domestic Letter of Credit Subfacility..............................................................30
    2.3      Competitive Loan Subfacility.......................................................................35
    2.4      Swingline Loan Subfacility.........................................................................38
    2.5      Foreign Currency Loan Subfacility..................................................................40
    2.6      Foreign Letter of Credit Subfacility...............................................................43

SECTION 3  OTHER PROVISIONS RELATING TO CREDIT FACILITIES.......................................................49
    3.1      Default Rate.......................................................................................49
    3.2      Extension and Conversion...........................................................................49
    3.3      Prepayments........................................................................................50
    3.4      Termination and Reduction of Revolving Committed Amount............................................52
    3.5      Fees...............................................................................................53
    3.6      Capital Adequacy...................................................................................54
    3.7      Unavailability.....................................................................................54
    3.8      Illegality.........................................................................................55
    3.9      Requirements of Law................................................................................56
    3.10     Taxes..............................................................................................57
    3.11     Indemnity..........................................................................................60
    3.12     Pro Rata Treatment.................................................................................60
    3.13     Sharing of Payments................................................................................61
    3.14     Payments, Computations, Etc........................................................................62
    3.15     Mandatory Assignment...............................................................................64

SECTION 4  GUARANTY.............................................................................................64
    4.1      The Guarantee......................................................................................64
    4.2      Obligations Unconditional..........................................................................65
    4.3      Reinstatement......................................................................................66
    4.4      Certain Additional Waivers.........................................................................66
    4.5      Remedies...........................................................................................66
    4.6      Rights of Contribution.............................................................................66
    4.7      Continuing Guarantee...............................................................................67

SECTION 5  CONDITIONS...........................................................................................67
    5.1      Closing Conditions.................................................................................67
    5.2      Conditions to all Extensions of Credit.............................................................69


SECTION 6  REPRESENTATIONS AND WARRANTIES........................................................................70
    6.1      Financial Condition.................................................................................70
    6.2      No Change...........................................................................................71
    6.3      Organization; Existence; Compliance with Law........................................................71
    6.4      Power; Authorization; Enforceable Obligations.......................................................71
    6.5      No Legal Bar........................................................................................72
    6.6      No Material Litigation..............................................................................72
    6.7      No Default..........................................................................................72
    6.8      Ownership of Property; Liens........................................................................72
    6.9      Intellectual Property...............................................................................72
    6.10     No Burdensome Restrictions..........................................................................73
    6.11     Taxes...............................................................................................73
    6.12     ERISA...............................................................................................73
    6.13     Governmental Regulations, Etc.......................................................................75
    6.14     Subsidiaries........................................................................................76
    6.15     Purpose of Loans and Letters of Credit..............................................................76
    6.16     Environmental Matters...............................................................................76

SECTION 7  AFFIRMATIVE COVENANTS.................................................................................77
    7.1      Information Covenants...............................................................................77
    7.2      Preservation of Existence and Franchises............................................................80
    7.3      Books and Records...................................................................................80
    7.4      Compliance with Law.................................................................................80
    7.5      Payment of Taxes and Other Indebtedness.............................................................80
    7.6      Insurance...........................................................................................81
    7.7      Maintenance of Property.............................................................................81
    7.8      Performance of Obligations..........................................................................81
    7.9      Use of Proceeds.....................................................................................81
    7.10     Audits/Inspections..................................................................................81
    7.11     Financial Covenants.................................................................................81
    7.12     Additional Credit Parties...........................................................................82
    7.13     Ownership of Subsidiaries...........................................................................82

SECTION 8  NEGATIVE COVENANTS....................................................................................82
    8.1      Indebtedness........................................................................................83
    8.2      Liens...............................................................................................84
    8.3      Nature of Business..................................................................................84
    8.4      Consolidation, Merger, Sale or Purchase of Assets, etc..............................................84
    8.5      Advances, Investments, Loans, etc...................................................................85
    8.6      Restricted Payments.................................................................................85
    8.7      Prepayments of Indebtedness, etc....................................................................86
    8.8      Transactions with Affiliates........................................................................86
    8.9      Fiscal Year.........................................................................................86
    8.10     Limitation on Restrictions on Subsidiary Dividends and Other Distributions, etc.....................86
    8.11     Issuance and Sale of Subsidiary Stock...............................................................87
    8.12     Sale Leasebacks.....................................................................................87
    8.13     No Further Negative Pledges.........................................................................87
    8.14     Operating Lease Obligations.........................................................................87

SECTION 9  EVENTS OF DEFAULT.....................................................................................88
    9.1      Events of Default...................................................................................88
    9.2      Acceleration; Remedies..............................................................................90

SECTION 10  AGENCY PROVISIONS....................................................................................91
    10.1     Appointment.........................................................................................91
    10.2     Delegation of Duties................................................................................92
    10.3     Exculpatory Provisions..............................................................................92
    10.4     Reliance on Communications..........................................................................93
    10.5     Notice of Default...................................................................................93
    10.6     Non-Reliance on Agent and Other Lenders.............................................................93
    10.7     Indemnification.....................................................................................94
    10.8     Agent in its Individual Capacity....................................................................94
    10.9     Successor Agent.....................................................................................94

SECTION 11  MISCELLANEOUS........................................................................................95
    11.1     Notices.............................................................................................95
    11.2     Right of Set-Off....................................................................................96
    11.3     Benefit of Agreement................................................................................97
    11.4     No Waiver; Remedies Cumulative......................................................................99
    11.5     Payment of Expenses, etc...........................................................................100
    11.6     Amendments, Waivers and Consents...................................................................100
    11.7     Counterparts.......................................................................................101
    11.8     Headings...........................................................................................101
    11.9     Survival of Indemnification........................................................................101
    11.10    Governing Law; Submission to Jurisdiction; Venue; Arbitration......................................101
    11.11    Severability.......................................................................................103
    11.12    Entirety...........................................................................................103
    11.13    Survival of Representations and Warranties.........................................................103
    11.14    Binding Effect; Termination of Credit Agreement; etc...............................................103
    11.15    Judgment Currency..................................................................................103
    11.16    Confidentiality....................................................................................104
    11.17    Source of Funds....................................................................................105


                                    SCHEDULES

Schedule 1.1A              Existing Letters of Credit
Schedule 1.1B              Calculation of MLA Cost
Schedule 1.1C              Form of Notice of Borrowing
Schedule 1.1D              Form of Notice of Extension/Conversion
Schedule 1.1E              Investments
Schedule 1.1F              Liens
Schedule 2.1(a)            Lenders
Schedule 2.3(b)-1          Form of Competitive Bid Request
Schedule 2.3(b)-2          Form of Notice of Receipt of Competitive Bid Request
Schedule 2.3(c)            Form of Competitive Bid
Schedule 2.3(e)            Form of Competitive Bid Accept/Reject Letter
Schedule 6.9               Intellectual Property
Schedule 6.12              ERISA Disclosures
Schedule 6.14              Subsidiaries
Schedule 6.16              Environmental Disclosures
Schedule 7.1(c)            Form of Officer's Compliance Certificate
Schedule 7.12              Form of Joinder Agreement
Schedule 8.1               Indebtedness
Schedule 11.3              Form of Assignment and Acceptance

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT dated as of September 12, 2000 (the "Credit Agreement"), is by and among HUNT CORPORATION, a Pennsylvania corporation ("Hunt"), HUNT GRAPHICS EUROPE LIMITED, a U.K. corporation ("Hunt Europe), HUNT GRAPHICS EUROPE B.V., a Netherlands corporation ("Hunt BV"; each of Hunt, Hunt Europe and Hunt BV hereinafter may be referred to as a "Borrower" or, collectively, as the "Borrowers"), the subsidiaries of Hunt identified on the signature pages hereto and such other subsidiaries of Hunt as may from time to time become a party hereto (the "Guarantors"), the several lenders identified on the signature pages hereto and such other lenders as may from time to time become a party hereto (the "Lenders") and BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, the "Agent").

                               W I T N E S S E T H

         WHEREAS, the Borrowers have requested that the Lenders provide a $50,000,000 revolving credit facility for the purposes hereinafter set forth;

         WHEREAS, the Lenders have agreed to make the requested credit facility available to the Borrowers on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    SECTION 1

                                   DEFINITIONS

         1.1  Definitions.

         As used in this Credit Agreement, the following terms shall have the meanings specified below unless the context otherwise requires:

                  "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date by execution of a Joinder Agreement.

                  "Affiliate" means, with respect to any Person, any other Person (i) directly or indirectly controlling or controlled by or under direct or indirect common control with such Person or (ii) directly or indirectly owning or holding five percent (5%) or more of the equity interest in such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" shall have the meaning assigned to such term in the heading hereof.

                  "Agent's Fee Letter" means that certain letter agreement, dated as of August 21, 2000, between the Agent and Hunt, as amended, modified, supplemented or replaced from time to time.

                  "Agent's Fees" shall have the meaning assigned to such term in
         Section 3.5(c).

                  "Alternative Assets" means, in connection with any proposed Asset Sale pursuant to the terms of Section 8.4(b)(iv)(B), assets (including stock or other equity interests acquired in a transaction contemplated by and permitted under Section 8.4(c) and whether new, additional or replacement assets but exclusive of assets acquired in the course of regular upkeep and maintenance) which are similar in nature, purpose or business line to other assets owned or leased by Hunt and/or its Subsidiaries prior to or at the time of the acquisition of such assets and useful in the conduct of the business of Hunt and its Subsidiaries as permitted to be conducted pursuant to Section 8.3.

                  "Applicable Margin" means, for purposes of calculating the applicable interest rate for any day for any Eurodollar Loan or the applicable rate of the Unused Fee for any day for purposes of Section 3.5(a) or the applicable rate of the Standby Letter of Credit Fee for any day for purposes of Section 3.5(b)(i), the appropriate applicable margin corresponding to the Consolidated Leverage Ratio in effect as of the most recent Calculation Date:

===================================================================================================================
                                               Applicable                                    Applicable
                      Consolidated             Margin for            Applicable              Margin for
  Pricing             Leverage                 Eurodollar            Margin for              Standby Letter
  Level               Ratio                    Loans                 Unused Fee              of Credit Fee
--------------------------------------------------------------------------------------------------------------------
     I                Equal to or less          55.0 bps              15.0 bps                  55.0 bps
                      than 1.75 to 1.00
--------------------------------------------------------------------------------------------------------------------
    II                Greater than 1.75         65.0 bps              20.0 bps                  65.0 bps
                      to 1.00 but equal
                      to or less than
                      2.25 to 1.00
--------------------------------------------------------------------------------------------------------------------
   III                Greater than 2.25         80.0 bps              25.0 bps                  80.0 bps
                      to 1.00 but equal
                      to or less than
                      2.75 to 1.00
--------------------------------------------------------------------------------------------------------------------
    IV                Greater than 2.75         95.0 bps              30.0 bps                  95.0 bps
                      to 1.00
====================================================================================================================

         Determination of the appropriate Applicable Margins based on the Consolidated Leverage Ratio shall be made as of each Calculation Date. The Consolidated Leverage Ratio in effect as of a Calculation Date shall establish the Applicable Margins that shall be effective as of the date designated by the Agent as the Applicable Margin Change Date. The Agent shall determine the Applicable Margins as of each Calculation Date and shall promptly notify the Borrowers and the Lenders of the Applicable Margins so determined and of the Applicable Margin Change Date. Such determinations by the Agent of the Applicable Margins shall be conclusive absent demonstrable error.

                  "Applicable Margin Change Date" means, with respect to any Calculation Date, a date designated by the Agent that is not more than five (5) Business Days after the date pursuant to the terms of Section 7.1(a) or (b), as applicable, that the Required Financial Information for such Calculation Date is required to be delivered to the Agent and the Lenders.

                  "Application Period" shall have the meaning assigned to such term in Section 8.4(b)(iv)(B)(1).

                  "Asset Sale" means any sale, lease, transfer or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by Hunt or any of its Subsidiaries subsequent to the Closing Date of any asset (including stock in Subsidiaries of Hunt), including without limitation any sale leaseback transaction (whether or not involving a Capital Lease), but excluding
         (a) the sale of inventory in the ordinary course of business for fair consideration, (b) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (c) the sale of any asset having a book value of less than $100,000 and (d) any Equity Transaction.

                  "Attributed Principal Amount" means, on any day, with respect to any Permitted Receivables Financing entered into by Hunt, the aggregate amount (with respect to any such transaction, the "Invested Amount") paid to, or borrowed by, such Person as of such date under such Permitted Receivables Financing, minus the aggregate amount received by the applicable Receivables Financier and applied to the reduction of the Invested Amount under such Permitted Receivables Financing.

                  "Available EMU Currency" means Deutsche Marks, Guilders, Italian Lira and French Francs.

                  "Available Foreign Currency" means euro, any National Currency Unit, Pounds Sterling, French Francs, Deutsche Marks, Italian Lira and Guilders.

                  "Available Reinvestment Amount" means, at any time, the aggregate amount of the Excess Sale Proceeds of all asset sales made pursuant to Section 8.4(b)(iv) with respect to which the related Application Period has not yet expired, provided that such Excess Sale Proceeds (i) have not been applied to the purchase, acquisition or construction of Alternative Assets as contemplated by Section 8.4(b)(iv)(B)(1) and (ii) have been applied to prepay the Loans as contemplated by Section 8.4(b)(iv)(B)(2) and Section 3.3(b)(iii).

                  "Bank of America" means Bank of America, N.A. and its successors.

                  "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

                  "Bankruptcy Event" means, with respect to any Person, the occurrence of any of the following with respect to such Person: (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or after the Closing Date in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or ordering the winding up or liquidation of its affairs; or
         (ii) there shall be commenced against such Person an involuntary case under any applicable bankruptcy, insolvency or other similar law now or after the Closing Date in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded for a period of sixty (60) consecutive days; or (iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or after the Closing Date in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

                  "Bartol Family" means the wife, children and descendants of such children of the late George E. Bartol III, their respective spouses and estates, any trusts primarily for the benefit of any of the foregoing and the administrators, executors and trustees of any such estates or trusts.

                  "Base Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms of the Credit Agreement, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

                  "Base Rate Loan" means any Loan bearing interest at a rate determined by reference to the Base Rate.

                  "Borrower" or "Borrowers" means the Persons identified as such in the heading hereof, together with any successors and permitted assigns.

                  "Borrowers' Obligations" means, collectively, the Hunt Obligations, the Hunt Europe Obligations and the Hunt BV Obligations.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina are authorized or required by law to close, except that, (i) when used in connection with a Revolving Loan that is a Eurodollar Loan, such day shall also be a day on which dealings between banks are carried on in U.S. dollar deposits in London, England and New York, New York and (ii) when used in connection with a Foreign Currency Loan or a Foreign Letter of Credit, such day shall also be a day on which dealings in the applicable Available Foreign Currency are being carried on between banks in London, England with respect to Pounds Sterling and the interbank eurocurrency market with respect to other Available Foreign Currencies.

                  "Calculation Date" means the last day of each fiscal quarter of Hunt.

                  "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP is accounted for as a capital lease on the balance sheet of that Person.

                  "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) U.S. dollar denominated time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Lender"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Lender (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by a Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) obligations of any State of the United States or any political subdivision thereof, the interest with respect to which is exempt from federal income taxation under Section 103 of the Code, having a long term rating of at least AA-3 or AA- by Moody's or S&P, respectively, and maturing within three years from the date of acquisition thereof, (f) Investments in municipal auction preferred stock (i) rated AAA (or the equivalent thereof) or better by S&P or AAA (or the equivalent thereof) or better by Moody's and (ii) with dividends that reset at least once every 365 days and (g)

         Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $100,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a), (b), (c), (e) and (f).

                  "Change of Control" means the occurrence of any of the following events: (i) any Person or two or more Persons acting in concert, other than members of the Bartol Family, shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over, Voting Stock of Hunt (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of Hunt, or (ii) during any period of up to 24 consecutive months, commencing after the Closing Date, individuals who at the beginning of such 24 month period were directors of Hunt (together with any new director whose election by Hunt's Board of Directors or whose nomination for election by Hunt's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of Hunt then in office. As used herein, "beneficial ownership" shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

                  "Closing Date" means the date hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Commitment" means (i) with respect to each Lender, the Revolving Commitment of such Lender, (ii) with respect to the Swingline Lender, the Swingline Commitment and (iii) with respect to the Issuing Lender, the LOC Commitment.

                  "Commitment Percentage" means, for any Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Competitive Bid" means an offer by a Lender to make a Competitive Loan pursuant to the terms of Section 2.3.

                  "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender in accordance with the provisions of Section 2.3, the fixed rate of interest offered by the Lender making the Competitive Bid.

                  "Competitive Bid Request" means a request by Hunt for Competitive Bids in accordance with the provisions of Section 2.3(b).

                  "Competitive Bid Request Fee" shall have the meaning assigned to such term in Section 3.5(d).

                  "Competitive Loan" means a loan made by a Lender in its discretion pursuant to the provisions of Section 2.3.

                  "Competitive Loan Lenders" means, at any time, those Lenders which have Competitive Loans outstanding.

                  "Competitive Loan Maximum Amount" shall have the meaning assigned to such term in Section 2.3(a).

                  "Consolidated Capital Expenditures" means, for any period, all capital expenditures (exclusive of expenditures for acquisitions permitted pursuant to the terms of Section 8.4(a) or (c)) of Hunt and its consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                  "Consolidated EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period but excluding (A) non-cash charges associated with exercise of stock options, (B) unusual items, including but not limited to refinancing, restructuring or reorganizational charges, (C) effects of changes in accounting principles and (D) extraordinary items, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense for such period and (B) total Federal, state, local and foreign income taxes of Hunt and its consolidated Subsidiaries for such period.

                  "Consolidated EBITDA" means, for any period, the sum of (i) Consolidated EBIT for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for consolidated depreciation and amortization expense of Hunt and its consolidated Subsidiaries for such period.

                  "Consolidated Fixed Charge Coverage Ratio" means, as of any Calculation Date, the ratio of (i) Consolidated EBITDA for the four-quarter period ended as of such Calculation Date minus Consolidated Capital Expenditures for the four-quarter period ended as of such Calculation Date minus Restricted Payments (other than Restricted Payments made pursuant to clause (iv) of Section 8.6) by Hunt and its consolidated Subsidiaries for the four-quarter period ended as of such Calculation Date, to (ii) Consolidated Interest Expense for the four-quarter period ended as of such Calculation Date plus Consolidated Scheduled Funded Indebtedness Payments for the four-quarter period ended as of such Calculation Date.

                  "Consolidated Funded Indebtedness" means, at any time, the outstanding principal amount of all Funded Indebtedness, without duplication, of Hunt and its consolidated Subsidiaries at such time.

                  "Consolidated Interest Expense" means, for any period, all interest expense of Hunt and its consolidated Subsidiaries for such period, as determined in accordance with GAAP but including in any event all imputed interest, whether in the form of "yield", "discount" or other similar item, that accrues in respect of the Attributed Principal Amount of any Permitted Receivables Financing.

                  "Consolidated Leverage Ratio" means, as of any Calculation Date, the ratio of (i) Consolidated Funded Indebtedness as of such Calculation Date at such time to (ii) Consolidated EBITDA for the four fiscal-quarter period ended as of such Calculation Date.

                  "Consolidated Net Income" means, for any period, net income after taxes for such period for Hunt and its consolidated Subsidiaries, as determined in accordance with GAAP.

                  "Consolidated Net Worth" means, as of any date, total shareholders' equity of Hunt and its consolidated Subsidiaries as of such date, as determined in accordance with GAAP; provided that the effects of Restricted Payments made pursuant to clause (iv) of Section
         8.6 shall be excluded from the calculation of Consolidated Net Worth.

                  "Consolidated Scheduled Funded Indebtedness Payments" means, as of any Calculation Date, the scheduled payments of principal on Funded Indebtedness for Hunt and its consolidated Subsidiaries for the twelve month period ending on such Calculation Date.

                  "Consolidated Total Assets" means, at any time, all items which, in accordance with GAAP, would be classified as assets on a consolidated balance sheet of Hunt as of such time minus the amount of Contingent Liabilities for Receivables at such time as determined in accordance with GAAP.

                  "Contingent Liabilities for Receivables" means, at any time, the aggregate amount of recourse (solely for defaulted or delinquent receivables) against Hunt and all of its Subsidiaries under all Permitted Receivables Financings.

                  "Controlled Group" means (i) the controlled group of corporations as defined in Section 414(b) of the Code and the applicable regulations thereunder, or (ii) the group of trades or businesses under common control as defined in Section 414(c) of the Code and the applicable regulations thereunder, of which Hunt or any of its Subsidiaries is a member.

                  "Credit Documents" means a collective reference to the Credit Agreement, the LOC Documents, each Joinder Agreement, the Agent's Fee Letter and all other related agreements and documents issued or delivered thereunder or pursuant thereto.

                  "Credit Party" means any of the Borrowers and the Guarantors.

                  "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Determination Date" means each of:

                           (a) (i) the date three Business Days prior to the date that any Foreign Currency Loan denominated in an Available Foreign Currency others than Pounds Sterling is made or any Foreign Letter of Credit denominated in an Available Foreign Currency others than Pounds Sterling is issued;

                               (ii) the date that any Foreign Currency Loan
                           denominated in Pounds Sterling is made or any Foreign Letter of Credit denominated in Pounds Sterling is issued;

                           (b) (i) the date three Business Days prior to the date that any Foreign Currency Loan denominated in an Available Foreign Currency others than Pounds Sterling is continued from the current Interest Period for such Foreign Currency Loan into a subsequent Interest Period;

                               (ii) the date that any Foreign Currency Loan
                           denominated in Pounds Sterling is continued from the current Interest Period for such Foreign Currency Loan into a subsequent Interest Period;

                           (c) the date of any drawing under any Foreign Letter of Credit;

                           (d) the last Business Day of each March, June, September and December; and

                           (e) the date of any reduction of the Revolving Committed Amount pursuant to the terms of Section 3.4(a).

                  "Deutsche Marks" means the lawful currency of the Federal Republic of Germany.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "Dollar Amount" means (a) with respect to Dollars or an amount denominated in Dollars, such amount and (b) with respect to an amount of any Available Foreign Currency or an amount denominated in such Available Foreign Currency, the Dollar Equivalent of such amount on the applicable date contemplated in this Credit Agreement.

                  "Dollar Equivalent" means, on any date, with respect to an amount denominated in an Available Foreign Currency, the amount of Dollars into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Available Foreign Currency at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 11:00 A.M., London, England time, on such date.

                  "Domestic Letter of Credit" means (i) any letter of credit issued by the Issuing Lender for the account of Hunt in accordance with the terms of Section 2.2 and (ii) each Existing Letter of Credit.

                  "Domestic LOC Committed Amount" shall have the meaning assigned to such term in Section 2.2.

                  "Domestic LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Domestic Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Domestic Letters of Credit plus (ii) the aggregate amount of all drawings under Domestic Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

                  "Eligible Assignees" means (i) any Lender or any Affiliate or Subsidiary of a Lender, and (ii) any other commercial bank, financial institution or "accredited investor" (as defined in Regulation D of the Securities and Exchange Commission) reasonably acceptable to the Agent and Hunt.

                  "EMU" means the Economic and Monetary Union as contemplated in the Treaty on European Union.

                  "EMU Legislation" means the legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of the euro.

                  "Environmental Laws" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

                  "Equity Transaction" means any issuance by Hunt or any of its Subsidiaries of (A) shares of its capital stock, other than the issuance to Hunt of the capital stock of any of its Subsidiaries, (B) any shares of its capital stock pursuant to the exercise of options or warrants or (C) any shares of its capital stock pursuant to the conversion of any debt securities to equity.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" means an entity, whether or not incorporated, which is under common control with any Credit Party within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes Hunt and which is treated as a single employer under Sections 414(b), (c), (m), or (o) of the Code.

                  "euro" means the single currency of Participating Member States of the European Community.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the Eurodollar Rate.

                  "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate determined pursuant to the following formula:

                                             Interbank Offered Rate
             Eurodollar Rate  =  -----------------------------------------------
                                        1 - Eurodollar Reserve Percentage

                  "Eurodollar Reserve Percentage" means for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined), whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "European Community" means those European countries that are signatories to the Treaty on European Union.

                  "Event of Default" means such term as defined in Section 9.1.

                  An "Excess Sale Event" shall be deemed to have occurred if either (1) the net book value of all assets sold pursuant to the terms of Section 8.4(b)(v) during the preceding twelve (12) months exceeds 15% of Consolidated Total Assets as determined at the end of the immediately preceding fiscal year or (2) the net book value of all assets sold pursuant to the terms of Section 8.4(b)(v) during the preceding thirty-six (36) months exceeds 30% of Consolidated Total Assets as determined at the end of the fiscal year nearest to the date thirty-six (36) months prior to such sale of assets.

                  "Excess Sale Proceeds" means, with respect to any Excess Sale Event, either (1) if an Excess Sale Event is deemed to occur pursuant to clause (1) of the definition thereof, the amount by which the Net Proceeds of all such asset sales made during the preceding twelve (12) months exceeds 15% of Consolidated Total Assets as determined at the end of the immediately preceding fiscal year or (2) if an Excess Sale Event is deemed to occur pursuant to clause (2) of the definition thereof, the amount by which the Net Proceeds of all such asset sales made during the preceding thirty-six (36) months exceeds 30% of Consolidated Total Assets as determined at the end of the fiscal year nearest to the date thirty-six (36) months prior to such sale of assets.

                  "Existing Letter of Credit" means any one of the letters of credit described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.1A.

                  "Fees" means all fees payable pursuant to Section 3.5.

                  "Federal Funds Rate" means, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (A) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (B) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent.

                  "Fiscal Year End" means, for any fiscal year of Hunt and its Subsidiaries, the Sunday nearest the last day of November.

                  "Foreign Currency Commitment Percentage" means, for any Lender, the percentage identified as its Foreign Currency Commitment Percentage on Schedule 2.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

                  "Foreign Currency Committed Amount" shall have the meaning assigned to such term in Section 2.5(a).

                  "Foreign Currency Equivalent" means, on any date, with respect to an amount denominated in Dollars, the amount of any applicable Available Foreign Currency into which the Agent could, in accordance with its practice from time to time in the interbank foreign exchange market, convert such amount of Dollars at its spot rate of exchange (inclusive of all reasonable related costs of conversion) applicable to the relevant transaction at or about 11:00 A.M., London, England time, on such date.

                  "Foreign Currency Loans" shall have the meaning assigned to such term in Section 2.5(a).

                  "Foreign Letter of Credit" means any letter of credit issued by the Issuing Lender for the account of Hunt Europe or Hunt BV in accordance with the terms of Section 2.6.

                  "Foreign LOC Committed Amount" shall have the meaning assigned to such term in Section 2.6.

                  "Foreign LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Foreign Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Foreign Letters of Credit plus (ii) the aggregate amount of all drawings under Foreign Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.

                  "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not a Domestic Subsidiary.

                  "French Francs" means the lawful currency of the Republic of France.

                  "Funded Indebtedness" means, with respect to any Person, without duplication, (i) all Indebtedness of such Person for borrowed money, (ii) all purchase money Indebtedness of such Person, including without limitation the principal portion of all obligations of such Person under Capital Leases, (iii) all Guaranty Obligations of such Person with respect to outstanding Funded Indebtedness of another Person, (iv) with respect to Hunt, the outstanding Attributed Principal Amount under any Permitted Receivables Financing and (v) all Funded Indebtedness of another Person secured by a Lien on any Property of such Person, whether or not such Funded Indebtedness has been assumed (or, if less, the aggregate net book value of all Property securing such Funded Indebtedness of others). The Funded Indebtedness of any Person shall include the Funded Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

                  "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
         Section 1.3.

                  "Governmental Authority" means any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guilders" means the lawful currency of the Netherlands.

                  "Guarantor" means:

                           (i) with respect to the Hunt Obligations, (A) each of
                  those Persons identified as a "Guarantor" on the signature pages hereto and (B) each Additional Credit Party which may hereafter execute a Joinder Agreement, together with the successors and permitted assigns of any such Person referred to in clause (A) or (B) of this clause (i);

                           (ii) with respect to the Hunt Europe Obligations, (A)
                  Hunt, (B) each of those Persons identified as a "Guarantor" on the signature pages hereto and (C) each Additional Credit Party which may hereafter execute a Joinder Agreement, together with the successors and permitted assigns of any such Person referred to in clause (A), (B) or (C) of this clause
                  (ii); and

                           (iii) with respect to the Hunt BV Obligations, (A)
                  Hunt, (B) each of those Persons identified as a "Guarantor" on the signature pages hereto and (C) each Additional Credit Party which may hereafter execute a Joinder Agreement, together with the successors and permitted assigns of any such Person referred to in clause (A), (B) or (C) of this clause
                  (iii).

                  "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Indebtedness or any Property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of any such Indebtedness or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters issued to a creditor of any non-Affiliate or similar agreements or arrangements) for the benefit of any holder of Indebtedness of such other Person,
         (iii) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Indebtedness, or (iv) to otherwise assure or hold harmless the holder of such Indebtedness against loss in respect thereof. The amount of any Guaranty Obligation under the Credit Agreement shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

                  "HGA" means Hunt Graphics Americas Corporation, a Delaware corporation and a Wholly Owned Subsidiary of Hunt.

                  "Hunt" shall have the meaning assigned to such term in the heading hereof.

                  "Hunt BV" shall have the meaning assigned to such term in the heading hereof.

                "Hunt BV Obligations" means, without duplication, all of the obligations of Hunt BV to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under the Credit Agreement or any of the other Credit Documents.

                  "Hunt Europe" shall have the meaning assigned to such term in the heading hereof.

                  "Hunt Europe Obligations" means, without duplication, all of the obligations of Hunt Europe to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under the Credit Agreement or any of the other Credit Documents.

                  "Hunt Holdings" means Hunt Holdings, Inc., a Delaware corporation and a Wholly Owned Subsidiary of Hunt.

                  "Hunt Obligations" means, without duplication, all (i) of the obligations of Hunt to the Lenders (including the Issuing Lender) and the Agent, whenever arising, under the Credit Agreement or any of the other Credit Documents and (ii) all liabilities and obligations, whenever arising, owing from Hunt to any Lender or any affiliate of a Lender arising under interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

                  "Hunt X-Acto" means Hunt X-Acto, Inc., a Pennsylvania corporation and a Wholly Owned Subsidiary of Hunt.

                  "Indebtedness" of any Person means (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations of such Person issued or assumed as the deferred purchase price of Property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within twelve (12) months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person, (v) all obligations of such Person under take-or-pay or similar arrangements or under commodities agreements, (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (or, if less, the aggregate net book value of all Property securing such Indebtedness of others), (vii) all Guaranty Obligations of such Person,
         (viii) the principal portion of all obligations of such Person under Capital Leases, (ix) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, (x) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed),
         (xi) with respect to Hunt, the outstanding Attributed Principal Amount under any Permitted Receivables Financing and (xii) all preferred stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

                  "Interbank Offered Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to (i) with respect to any Revolving Loan that is a Eurodollar Loan, for the Interest Period applicable thereto, the per annum rate of interest determined by the Agent on the basis of the offered rates for deposits in Dollars (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Page 3750 of the Dow Jones Market Service (or any successor or equivalent page) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (provided that if at least two such offered rates appear on Page 3750 of the Dow Jones Market Service (or any successor or equivalent page), the rate in respect of such Interest Period will be the arithmetic mean of such offered rates), and (ii) with respect to any Foreign Currency Loan, for the Interest Period applicable thereto, the sum of (a) the per annum rate of interest determined by the Agent on the basis of the offered rates for deposits in the relevant Available Foreign Currency (for a period of time corresponding to such Interest Period and commencing on the first day of such Interest Period) which appear on Page 3750 of the Dow Jones Market Service (or any successor or equivalent page) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period (except in the case of Foreign Currency Loans denominated in Pounds Sterling which shall be the per annum rate of interest appearing on the first day of such Interest Period) (provided that if at least two such offered rates appear on Page 3750 of the Dow Jones Market Service (or any successor or equivalent page), the rate in respect of such Interest Period will be the arithmetic mean of such offered rates) plus (b) in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost. If for any reason the foregoing rates are unavailable from the Dow Jones Market Service, then the Interbank Offered Rate shall be a market rate for the applicable Loan for the applicable Interest Period as determined by the Agent plus, in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost.

                  "Interest Payment Date" means (i) as to any Base Rate Loan, the last day of each March, June, September and December, the date of repayment of principal of such Loan and the Termination Date and (ii) as to any Eurodollar Loan, the last day of each Interest Period for such Loan and on the Termination Date, and in addition where the applicable Interest Period is more than 3 months, then also on the date 3 months from the beginning of the Interest Period, and each 3 months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

                  "Interest Period" means (i) as to Eurodollar Loans, a period of one, two, three or six month's duration, as the applicable Borrower may elect, commencing in each case, on the date of the borrowing (including conversions, extensions and renewals), (ii) as to Competitive Loans, a period commencing in each case on the date of the borrowing and ending on the date specified in the applicable Competitive Bid whereby the offer to make such Competitive Loan was extended (such ending date in any event to be not less than 7 nor more than 180 days from the date of the borrowing) and (iii) as to Swingline Loans, a period commencing in each case on the date of the borrowing and ending on the date agreed to by Hunt and the Swingline Lender in accordance with the provisions of Section 2.4(b)(i) (such ending date in any event to be not more than seven (7) Business Days from the date of borrowing); provided, however, (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
         Day), (B) no Interest Period shall extend beyond the Termination Date, and (C) in the case of Eurodollar Loans, where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last day of such calendar month.

                  "Interim Foreign Currency Rate" means, for any day, with respect to any Foreign Currency Loan or any unreimbursed drawing under a Foreign Letter of Credit, a rate per annum equal to the sum of (i) the average rate at which overnight deposits in the applicable Available Foreign Currency and approximately equal in principal amount to the applicable Foreign Currency Loan or unreimbursed drawing under a Foreign Letter of Credit are obtainable by the Agent (or, in the case of any Foreign Letter of Credit, the Issuing Lender) on such day in the interbank market, adjusted to reflect any direct or indirect costs of obtaining such deposits plus (ii) in the case of any Foreign Currency Loan denominated in Pounds Sterling, the applicable MLA Cost. The Interim Foreign Currency Rate shall be determined for each day by the Agent or Issuing Lender, as appropriate, and such determination shall be conclusive absent manifest error.

                  "Investment", in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any Guaranty Obligation incurred for the benefit of such Person.

                  "Irrevocable Conversion Rate" with respect to any Available EMU Currency, means the rate adopted and irrevocably fixed by the European Council (in accordance with Article 109l(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate at which National Currency Units of such Available EMU Currency shall be converted into euro, and euro shall be converted into National Currency Units of such Available EMU Currency.

                  "Issuing Lender" means Bank of America.

                  "Issuing Lender Fees" shall have the meaning assigned to such term in Section 3.5(b)(iii).

                  "Italian Lira" means the lawful currency of the Republic of Italy.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Schedule 7.12, executed and delivered by an Additional Credit Party in accordance with the provisions of Section 7.12.

                  "Lenders" means each of the Persons identified as a "Lender" on the signature pages hereto, and each Person which may become a Lender by way of assignment in accordance with the terms of Section 11.3(b), together with their successors and permitted assigns.

                  "Letter of Credit" means any Domestic Letter of Credit or any Foreign Letter of Credit.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the Uniform Commercial Code as adopted and in effect in the relevant jurisdiction or other similar recording or notice statute, and any lease in the nature thereof).

                  "Loan" or "Loans" means the Revolving Loans (or a portion of any Revolving Loan bearing interest at the Base Rate or the Eurodollar Rate and referred to as a Base Rate Loan or a Eurodollar Loan), the Competitive Loans, the Swingline Loans (or any Swingline Loan bearing interest at the Base Rate or the Quoted Rate and referred to as a Base Rate Loan or a Quoted Rate Swingline Loan) and/or the Foreign Currency Loans (or any Foreign Currency Loan referred to as a Eurodollar Loan), individually or collectively, as appropriate.

                  "LOC Commitment" means the commitment of the Issuing Lender to
         (i) issue Domestic Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the Domestic LOC Committed Amount and (ii) issue Foreign Letters of Credit in an aggregate face amount at any time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the Foreign LOC Committed Amount.

                  "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

                  "LOC Obligations" means, collectively, the Domestic LOC Obligations and the Foreign LOC Obligations.

                  "Material Adverse Effect" means a material adverse effect on
         (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of Hunt and its Subsidiaries taken as a whole, (ii) the ability of any Credit Party to perform any material obligation under the Credit Documents or (iii) the material rights and remedies of the Lenders under the Credit Documents.

                  "Material Subsidiary" means (i) each of Hunt Holdings, Hunt X-Acto and HGA and (ii) any other direct or indirect Domestic Subsidiary of Hunt which at any time on or after the Closing Date has total assets (as determined in accordance with GAAP) equal to or greater than $1,000,000, provided that the aggregate total assets (as determined in accordance with GAAP) at any time of all Subsidiaries of Hunt excluded from this definition of "Material Subsidiary" shall not exceed 10% of Consolidated Total Assets as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

                  "Materials of Environmental Concern" means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "MLA Cost" means, with respect to any Foreign Currency Loan denominated in Pounds Sterling made by any Lender, an addition to the interest rate on such Loan to compensate such Lender for the cost imputed to such Lender resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "Act") and/or by the Bank of England and/or the Financial Services Authority ("FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or to pay fees to the FSA calculated by reference to liabilities used to fund the Loans, expressed as a rate per annum and determined in accordance with Schedule 1.1B.

                  "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

                  "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

                  "Multiple Employer Plan" means a Plan of which Hunt, any Subsidiary of Hunt or any ERISA Affiliate and at least one employer other than Hunt, any Subsidiary of Hunt or any ERISA Affiliate are contributing sponsors.

                  "National Currency Unit" means a fraction or multiple of one euro expressed in units of an Available EMU Currency. Foreign Currency Loans requested to be denominated in National Currency Units shall be available only in accordance with Section 2.5(e).

                  "Net Proceeds" means the gross proceeds received by Hunt or any of its Subsidiaries from time to time in connection with any Asset Sale or Equity Transaction, net of (i) the out-of-pocket costs and expenses incurred by such Person in connection with and attributable to such Asset Sale or Equity Transaction, as applicable, and (ii) in the case of any Asset Sale, the amount used to repay any Indebtedness that both (a) was incurred to finance the acquisition or construction by Hunt or any of its Subsidiaries of the related asset (or incurred as a refinancing of any such acquisition or construction Indebtedness) and
         (b) is secured by a Lien on such related asset.

                  "Non-Excluded Taxes" means such term as is defined in Section 3.10.

                  "Notice of Borrowing" means a written notice of borrowing in substantially the form of Schedule 1.1C, as required by Section 2.1(b)(i) or Section 2.5(b)(i).

                  "Notice of Extension/Conversion" means the written notice of extension or conversion in substantially the form of Schedule 1.1D, as required by Section 3.2.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any Property (whether real, personal or mixed) which is not a Capital Lease other than any such lease in which that Person is the lessor.

                  "Participating Member State" means each country so described in any EMU Legislation.

                  "Participation Interest" means, the extension of credit by a Lender by way of a purchase of a participation in any Letters of Credit or LOC Obligations as provided in Section 2.2(c) or Section 2.6(c), in Swingline Loans as provided in Section 2.4(b)(iii) or in any Loans as provided in Section 3.13.

                  "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereof.

                  "Permitted Investments" means Investments which are either (i) cash and Cash Equivalents; (ii) accounts receivable created, acquired or made by Hunt or any of its Subsidiaries in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) Investments consisting of stock, obligations, securities or other property received by Hunt or any of its Subsidiaries in settlement of accounts receivable (created in the ordinary course of business) from bankrupt obligors; (iv) Investments existing as of the Closing Date and set forth in Schedule 1.1E; (v) Investments in Hunt Europe, Hunt BV and any Subsidiary of Hunt which is a Guarantor; (vi) Investments in any Subsidiary of Hunt which is not a Guarantor, provided that the aggregate outstanding principal amount of all such Investments plus all Investments made pursuant to subsection
         (xv) of this definition shall not exceed, as of the date made, 10% of

         Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information; (vii) Guaranty Obligations permitted by Section 8.1;
         (viii) acquisitions permitted by Section 6.15 and Section 8.4(c); (ix) transactions permitted by Section 8.8; (x) loans to directors, officers, employees, agents, customers or suppliers that do not exceed an aggregate principal amount of $1,000,000 at any one time outstanding; (xi) Investments received as consideration in connection with or arising by virtue of any merger, consolidation, sale or other transfer of assets permitted under Section 8.4; (xii) Investments by Hunt in a Subsidiary or Affiliate in connection with a Permitted Receivables Financing; (xiii) intercompany Indebtedness of HGA, Hunt Europe and Hunt BV to Hunt incurred in the ordinary course of business and consistent with the past practices of such Persons or for cash management purposes and, in the case of Hunt Europe and Hunt BV, not exceeding $10,000,000 at any time outstanding; (xiv) in the case of any Foreign Subsidiary of Hunt, Investments which may be denominated in a currency other than Dollars, having similar liquidity, duration and credit quality of issuer as Investments of the types described in the definition of "Cash Equivalents" set forth in this Section 1.1; (xv) Investments in joint ventures and partnerships, provided that the aggregate outstanding principal amount of all such Investments plus all Investments made pursuant to subsection (vi) of this definition shall not exceed, as of the date made, 10% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information; (xvi) Investments made pursuant to and in accordance with the Hunt Corporation Supplemental Executive Benefits Plan, as in effect on the Closing Date and (xvii) other Investments of types not otherwise described under subsections (i) - (xvi) of this definition, provided that all such Investments made pursuant to this subsection (xvii) shall not exceed an aggregate principal amount of $2,000,000 at any one time outstanding.

                  "Permitted Liens" means:

                           (i) Liens in favor of the Agent on behalf of the Lenders;

                           (ii) Liens (other than Liens created or imposed under
                  ERISA) for taxes, assessments or governmental charges or levies not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iii) statutory Liens of landlords and Liens of
                  carriers, warehousemen, mechanics, materialmen and suppliers and other liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business, provided that such Liens secure only amounts not yet due and payable or, if due and payable, are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

                           (iv) Liens (other than Liens created or imposed under
                  ERISA) incurred or deposits made by Hunt or any of its Subsidiaries in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                           (v) Liens in connection with attachments or judgments
                  (including judgment or appeal bonds) provided that the judgments secured shall, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of any such stay;

                           (vi) easements, rights-of-way, restrictions
                  (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes;

                           (vii) Liens on Property securing purchase money
                  Indebtedness (including Capital Leases) to the extent permitted under Section 8.1(c), provided that any such Lien attaches to such Property concurrently with or within 90 days after the acquisition thereof;

                           (viii) leases or subleases  granted to others not
                  interfering in any material respect with the business of any Credit Party;

                           (ix) any interest of title of a lessor under, and
                  Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by the Credit Agreement;

                           (x) Liens created or deemed to exist in connection
                  with a Permitted Receivables Financing (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable receivables and related property actually sold, contributed or otherwise conveyed pursuant to such transaction;

                           (xi) normal and customary  rights of setoff upon
                  deposits of cash in favor of banks or other depository institutions;

                           (xii) Liens existing as of the Closing Date and set
                  forth on Schedule 1.1F; provided that (a) no such Lien shall at any time be extended to or cover any property of any Credit Party other than the property subject thereto on the Closing Date and (b) the principal amount of the Indebtedness secured by such Liens shall not be increased; and

                           (xiii) other Liens; provided that the aggregate
                  outstanding principal amount of all Indebtedness secured by such Liens plus the aggregate outstanding principal amount of all Indebtedness of all Subsidiaries of Hunt plus the aggregate outstanding obligations incurred in transactions permitted by Section 8.12 shall not, at any time, exceed 20% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

                  "Permitted Receivables Financing" means any transaction involving one or more sales, contributions or other conveyances by Hunt of any accounts receivable to a Subsidiary or Affiliate of Hunt (with respect to any such transaction, the "Receivables Financing SPC"), which Receivables Financing SPC then (x) sells (as determined in accordance with GAAP) any such receivables (or an interest therein) to any Person that is not a Subsidiary or Affiliate of Hunt (with respect to any such transaction, the "Receivables Financier"), (y) borrows from such Receivables Financier and secures such borrowings by a pledge of such receivables or (z) otherwise finances its acquisition of such receivables and, in connection therewith, conveys an interest in such receivables to the Receivables Financier, provided that (i) the aggregate Attributed Principal Amount for all such receivables financings shall not at any time exceed $35,000,000, (ii) such receivables financing shall not involve any recourse to Hunt or any of its Subsidiaries for any reason other than (A) repurchases of non-eligible receivables or (B) indemnifications for losses other than credit losses related to the receivables sold in such financing, (iii) such receivables financing shall not include any Guaranty Obligations of Hunt or any of its Subsidiaries, (iv) the Agent shall be reasonably satisfied with the structure of and documentation for any such transaction and that the terms of such transaction, including the discount at which receivables are sold and any termination events, shall be (in the good faith understanding of the Agent) consistent with those prevailing in the market for similar transactions involving a receivables originator/servicer of similar credit quality and a receivables pool of similar characteristics and (v) the documentation for such transaction shall not be amended or modified without the prior written approval of the Agent.

                  "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated) or any Governmental Authority.

                  "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which Hunt, any Subsidiary of Hunt or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

                  "Pounds Sterling" means the lawful currency of the United Kingdom.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by Bank of America as its prime rate in effect at its principal office in Charlotte, North Carolina, with each change in the Prime Rate being effective on the date such change is publicly announced as effective (it being understood and agreed that the Prime Rate is a reference rate used by Bank of America in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit by Bank of America to any debtor).

                  "Pro Forma Basis" means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four fiscal-quarter period ending as of the most recent Calculation Date preceding the date of such transaction with respect to which the Agent has received the Required Financial Information. As used herein, "transaction" means (i) any incurrence, assumption or retirement of Indebtedness as referred to in Section 8.1(i)(i), (ii) any sale or other disposition of assets as referred to in Section 8.3(b)(iv) or (iii) any acquisition of capital stock or securities or any purchase, lease or other acquisition of Property as referred to in
         Section 8.4(c). With respect to any transaction of the type described in clause (i) above regarding Indebtedness which has a floating or formula rate, the implied rate of interest for such Indebtedness for the applicable period for purposes of this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Quoted Rate" means, with respect to any Quoted Rate Swingline Loan, the fixed percentage rate per annum offered by the Swingline Lender and accepted by Hunt with respect to such Swingline Loan as provided in accordance with the provisions of Section 2.4.

                  "Quoted Rate Swingline Loan" means a Swingline Loan bearing interest at a Quoted Rate.

                  "Receivables Financier" shall have the meaning assigned to such term in the definition of "Permitted Receivables Financing" set forth in this Section 1.1.

                  "Regulation T, U, or X" means Regulation T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reimbursement Date" shall have the meaning assigned to such term in Section 2.6(d).

                  "Reportable Event" means any of the events set forth in
         Section 4043(c) of ERISA, other than those events as to which the post-event notice requirement is waived under subsections .21 through .35 or .62 through .67 of PBGC Reg. ss. 4043.

                  "Required Financial Information" means, with respect to the applicable Calculation Date, (i) the financial statements of Hunt required to be delivered pursuant to Section 7.1(a) or (b) for the fiscal period or quarter ending as of such Calculation Date, and (ii) the certificate of the chief financial officer, controller or treasurer of Hunt required by Section 7.1(c) to be delivered with the financial statements described in clause (i) above.

                  "Required Lenders" means, at any time, Lenders which are then in compliance with their obligations under the Credit Agreement (as determined by the Agent) and holding in the aggregate more than 50% of
         (i) the Commitments to make Revolving Loans or (ii) if the Commitments have been terminated, the outstanding Loans and Participation Interests.

                  "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property is subject.

                  "Restricted Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Hunt or any of its Subsidiaries, now or after the Closing Date outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Hunt or any of its Subsidiaries, now or after the Closing Date outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Hunt or any of its Subsidiaries, now or after the Closing Date outstanding.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (A) to make Revolving Loans in accordance with the provisions of Section 2.1(a), (B) to purchase participation interests in Domestic Letters of Credit in accordance with the provisions of Section 2.2(c), (C) to purchase participation interests in the Swingline Loans in accordance with the provisions of
         Section 2.4(c), (D) to make Foreign Currency Loans in accordance with the provisions of Section 2.5(a) and (E) to purchase participation interests in Foreign Letters of Credit in accordance with the provisions of Section 2.6(c).

                  "Revolving Committed Amount" shall have the meaning assigned to such term in Section 2.1(a).

                  "Revolving Loans" shall have the meaning assigned to such term in Section 2.1(a).

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., or any successor or assignee of the business of such division in the business of rating securities.

                  "Senior Note" means any of the 7.86% Senior Notes due August 1, 2011, in an aggregate original principal amount of $50,000,000, issued by Hunt in favor of the Senior Noteholders pursuant to the Senior Note Agreement, as the same may be amended, modified, supplemented or replaced from time to time.

                  "Senior Note Agreement" means that certain Note Purchase Agreement, dated as of August 1, 1996, by and between Hunt and the Senior Noteholders, as the same may be amended, modified, supplemented or replaced from time to time.

                  "Senior Noteholder" means any of the holders from time to time of the Senior Notes.

                  "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (i) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Standby Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(i).

                  "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.

                  "Swingline Commitment" means the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding of up to the Swingline Committed Amount.

                  "Swingline Committed Amount" shall have the meaning assigned to such term in Section 2.4(a).

                  "Swingline Lender" means Bank of America.

                  "Swingline Loan" shall have the meaning assigned to such term in Section 2.4(a).

                  "Termination Date" means September 12, 2003.

                  "Termination Event" means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by Hunt, any Subsidiary of Hunt or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA;
         (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (vi) the complete or partial withdrawal of Hunt, any Subsidiary of Hunt or any ERISA Affiliate from a Multiemployer Plan.

                  "Trade Letter of Credit Fee" shall have the meaning assigned to such term in Section 3.5(b)(ii).

                  "Transition Period Cutoff Date" means December 31, 2001, or such other date as may be established by EMU Legislation.

                  "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993), as amended from time to time.

                  "Unused Fee" shall have the meaning assigned to such term in
         Section 3.5(a).

                  "Unused Fee Calculation Period" shall have the meaning assigned to such term in Section 3.5(a).

                  "Unused Revolving Committed Amount" means, for any period, the amount by which (a) the then applicable Revolving Committed Amount exceeds (b) the daily average sum for such period of (i) the outstanding aggregate principal amount of all Loans plus (ii) the outstanding aggregate principal amount of all LOC Obligations.

                  "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly Owned Subsidiary" of any Person means any Subsidiary 100% of whose Voting Stock or other equity interests is at the time owned by such Person directly or indirectly through other Wholly Owned Subsidiaries.

         1.2   Computation of Time Periods.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         1.3   Accounting Terms.

         Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders under the Credit Agreement shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with the Credit Agreement shall (except as otherwise expressly provided in the Credit Agreement) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements as at November 28, 1999); provided, however, if (a) Hunt shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in or application of GAAP or the rules promulgated with respect thereto or (b) the Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with the most recent financial statements delivered by Hunt to the Lenders as to which no such objection shall have been made.


                                    SECTION 2

                                CREDIT FACILITIES

         2.1   Revolving Loans.

               (a) Revolving Commitment. Subject to the terms and conditions of the Credit Agreement and in reliance upon the representations and warranties set forth in the Credit Agreement, each Lender severally agrees to make available to Hunt such Lender's Commitment Percentage of revolving credit loans in Dollars ("Revolving Loans") from time to time from the Closing Date until the Termination Date, or such earlier date

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

         as the Revolving Commitments shall have been terminated as provided in the Credit Agreement for the purposes hereinafter set forth; provided further, however, that the sum of the aggregate principal amount of outstanding Revolving Loans shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (as such aggregate maximum amount may be reduced from time to time as provided in Section 3.4, the "Revolving Committed Amount"); provided, further, (i) with regard to each Lender individually, such Lender's outstanding Revolving Loans shall not exceed such Lender's Commitment Percentage of the Revolving Committed Amount, and (ii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as Hunt may request, and may be repaid and reborrowed in accordance with the provisions of the Credit Agreement; provided, however, that no more than 12 separate Eurodollar Loans shall be outstanding at any time. For purposes of the Credit Agreement, Eurodollar Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions of the Credit Agreement, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period and in the same currency.

                  (b)  Revolving Loan Borrowings.

                           (i) Notice of Borrowing. Hunt shall request a
                  Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to the Agent not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested borrowing in the case of Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of Eurodollar Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day),
                  (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the Interest Period(s) therefor. If Hunt shall fail to specify in any such Notice of Borrowing (I) an applicable Interest Period in the case of a Eurodollar Loan, then such notice shall be deemed to be a request for an Interest Period of one month, or (II) the type of Revolving Loan requested, then such notice shall be deemed to be a request for a Base Rate Loan. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.1(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) Minimum Amounts. Each Eurodollar Loan or Base
                  Rate Loan that is a Revolving Loan shall be in a minimum aggregate amount of $2,000,000 and integral multiples of $1,000,000 in excess thereof (or the remaining amount of the Revolving Committed Amount, if less).

                           (iii) Advances. Each Lender will make its Commitment
                  Percentage of each Revolving Loan borrowing available to the Agent for the account of Hunt as specified in Section 3.14(b), or in such other manner as the Agent may specify in writing, by 1:00 P.M. (Charlotte, North Carolina time) on the date specified in the applicable Notice of Borrowing in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to Hunt by the Agent by crediting the account of Hunt on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (c) Repayment. Hunt hereby promises to pay the principal amount of all Revolving Loans in full on the Termination Date, unless accelerated sooner pursuant to Section 9.2.

                  (d) Interest. Subject to the provisions of Section 3.1, Revolving Loans shall bear interest at a per annum rate equal to:

                           (i) Base Rate Loans. During such periods as Revolving
                  Loans shall be comprised of Base Rate Loans, the Base Rate.

                           (ii) Eurodollar Loans. During such periods as
                  Revolving Loans shall be comprised of Eurodollar Loans, the Eurodollar Rate plus the Applicable Margin.

         Hunt hereby promises to pay interest on Revolving Loans in arrears on each Interest Payment Date (or at such other times as may be specified herein).

         2.2   Domestic Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions of the Credit Agreement and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender, from time to time and in Dollars, of such Domestic Letters of Credit from the Closing Date until the Termination Date as Hunt may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the Domestic LOC Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "Domestic LOC Committed Amount") and
         (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination

         Date) of Foreign LOC Obligations outstanding shall not at any time exceed the aggregate Revolving Committed Amount. No Domestic Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Domestic Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Domestic Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Domestic Letter of Credit shall be submitted by Hunt to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders and Hunt a detailed report specifying the Domestic Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

                  (c) Participation. Each Lender, upon issuance of a Domestic Letter of Credit (or, in the case of each Existing Letter of Credit, on the Closing Date), shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Domestic Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Domestic Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay in Dollars to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Domestic Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Domestic Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required under the Credit Agreement or under any such Domestic Letter of Credit, each such Lender shall pay to the Issuing Lender in Dollars its pro rata share of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Hunt to reimburse the Issuing Lender under any Domestic Letter of Credit, together with interest as hereinafter provided. As of the Closing Date, each Existing Letter of Credit shall be deemed for all purposes of the Credit Agreement and the other Credit Documents to be a Domestic Letter of Credit.

                  (d) Reimbursement. In the event of any drawing under any Domestic Letter of Credit, the Issuing Lender will promptly notify Hunt. Unless Hunt shall immediately notify the Issuing Lender that Hunt intends to otherwise reimburse the Issuing Lender for such drawing, Hunt shall be deemed to have requested that the Lenders make a Revolving Loan in the amount of the drawing as provided in subsection

         (e) below on the related Domestic Letter of Credit, the proceeds of which will be used to satisfy the related reimbursement obligations. Hunt promises to reimburse the Issuing Lender (either with the proceeds of a Revolving Loan obtained under the Credit Agreement or otherwise) on the day of drawing under any Domestic Letter of Credit in an amount equal to such drawing in same day funds. If Hunt shall fail to reimburse the Issuing Lender as provided hereinabove, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the Base Rate plus two percent (2%). Hunt's reimbursement obligations under the Credit Agreement shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment Hunt may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Domestic Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of Hunt or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Domestic Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Agent for the account of the Issuing Lender in Dollars and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time) otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of the Credit Agreement or the Commitments, the existence of a Default or Event of Default or the acceleration of the obligations of Hunt under the Credit Documents and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawn portion of the Domestic LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against Hunt with respect thereto.

                  (e) Repayment with Revolving Loans. On any day on which Hunt shall have requested, or been deemed to have requested, a Revolving Loan advance to reimburse a drawing under a Domestic Letter of Credit, the Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested by Hunt to be made in connection with a drawing under a Domestic Letter of Credit, in which case a Revolving Loan advance comprised solely of Base Rate Loans shall be immediately made to Hunt by all Lenders (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to
         Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective Domestic LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required under the Credit Agreement, (ii) whether any conditions specified in Section 5.2 are then satisfied,
         (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required under the Credit Agreement, (v) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made under the Credit Agreement or (vi) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Hunt or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from Hunt on or after such date and prior to such purchase) from the Issuing Lender in Dollars such participation in the outstanding Domestic LOC Obligations as shall be necessary to cause each such Lender to share in such Domestic LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by Hunt in accordance with the terms of subsection (d) above, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two (2) Business Days of the date of the Revolving Loan advance, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

                  (f) Renewal, Extension. The renewal or extension of any Domestic Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Domestic Letter of Credit under the Credit Agreement.

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

                  (g) Uniform Customs and Practices. The Issuing Lender may have the Domestic Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits (the "UCP") or the International Standby Practices 1998 (the "ISP98"), in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (h) Indemnification; Nature of Issuing Lender's Duties. (i) In addition to its other obligations under this Section 2.2, Hunt hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Domestic Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Domestic Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                           (ii) As between Hunt and the Issuing Lender, Hunt
                  shall assume all risks of the acts, omissions or misuse of any Domestic Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Domestic Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Domestic Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Domestic Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers under the Credit Agreement.

                           (iii) In furtherance and extension and not in
                  limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Domestic Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Hunt or any other Credit Party. It is the intention of the parties that the Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Domestic Letters of Credit, all of which risks are hereby assumed by Hunt (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Domestic Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

                           (iv) Nothing in this subsection (h) is intended to
                  limit the reimbursement obligations of Hunt contained in subsection (d) above. The obligations of Hunt under this subsection (h) shall survive the termination of the Credit Agreement. No act or omissions of any current or prior beneficiary of a Domestic Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under the Credit Agreement.

                           (v) Notwithstanding anything to the contrary
                  contained in this subsection (h), Hunt shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender or (B) caused by the Issuing Lender's unlawful failure to pay under any Domestic Letter of Credit.

                  (i) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender under the Credit Agreement to the Lenders are only those expressly set forth in the Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.2 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this
         Section 2.2 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Domestic Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (j) Conflict with LOC Documents. In the event of any conflict between the Credit Agreement and any LOC Document, the Credit Agreement shall control.

         2.3   Competitive Loan Subfacility.

                  (a) Competitive Loans. Subject to the terms and conditions and relying upon the representations and warranties set forth in the Credit Agreement, Hunt may, from time to time from the Closing Date until the Termination Date, request and each Lender may, in its sole discretion, agree to make available to Hunt Competitive Loans in Dollars; provided further, however, that (i) the aggregate principal amount of outstanding Competitive Loans shall not at any time exceed the lesser of (a) FIFTY MILLION DOLLARS ($50,000,000) or (b) the Revolving

         Committed Amount (the "Competitive Loan Maximum Amount"), and (ii) the sum of the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the Revolving Committed Amount. Each Competitive Loan shall be not less than $5,000,000 in the aggregate and integral multiples of $1,000,000 in excess thereof (or the remaining portion of the Competitive Loan Maximum Amount, if less).

                  (b) Competitive Bid Requests. Hunt may solicit Competitive Bids by delivery of a Competitive Bid Request substantially in the form of Schedule 2.3(b)-1 to the Agent by 12:00 Noon (Charlotte, North Carolina time) on a Business Day not less than one (1) nor more than four (4) Business Days prior to the date of a requested Competitive Loan borrowing. A Competitive Bid Request shall specify (i) the date of the requested Competitive Loan borrowing (which shall be a Business
         Day), (ii) the amount of the requested Competitive Loan borrowing and
         (iii) the applicable Interest Periods requested and shall be accompanied by payment of the Competitive Bid Request Fee. The Agent shall, promptly following its receipt of a Competitive Bid Request under this subsection (b), notify the affected Lenders of its receipt and the contents thereof and invite the Lenders to submit Competitive Bids in response thereto. A form of such notice is provided in Schedule 2.3(b)-2. No more than three (3) Competitive Bid Requests (e.g., Hunt may request Competitive Bids for no more than three (3) different Interest Periods at a time) shall be submitted at any one time and Competitive Bid Requests may be made no more frequently than once every five (5) Business Days.

                  (c) Competitive Bid Procedure. Each Lender may, in its sole discretion, make one or more Competitive Bids to Hunt in response to a Competitive Bid Request. Each Competitive Bid must be received by the Agent not later than 10:00 A.M. (Charlotte, North Carolina time) on the Business Day next succeeding the date of receipt by the Agent of the related Competitive Bid Request. A Lender may offer to make all or part of the requested Competitive Loan borrowing and may submit multiple Competitive Bids in response to a Competitive Bid Request. The Competitive Bid shall specify (i) the particular Competitive Bid Request as to which the Competitive Bid is submitted, (ii) the minimum (which shall be not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof except as otherwise provided in Section 2.3(a)) and maximum principal amounts of the requested Competitive Loan or Loans as to which the Lender is willing to make, and (iii) the applicable interest rate or rates and Interest Period or Periods therefor. A form of such Competitive Bid is provided in Schedule 2.3(c). A Competitive Bid submitted by a Lender in accordance with the provisions hereof shall be irrevocable. The Agent shall promptly notify Hunt of all Competitive Bids made and the terms thereof.

                  (d) Submission of Competitive Bids by Agent. If the Agent, in its capacity as a Lender, elects to submit a Competitive Bid in response to any Competitive Bid Request, it shall submit such Competitive Bid directly to Hunt one-half of an hour earlier than the latest time at which the other Lenders are required to submit their Competitive Bids to the Agent in response to such Competitive Bid Request pursuant to subsection (c) above.

                  (e) Acceptance of Competitive Bids. Hunt may, in its sole and absolute discretion, subject only to the provisions of this subsection
         (e), accept or refuse any Competitive Bid offered to it. To accept a Competitive Bid, Hunt shall give written notification (or telephone notice promptly confirmed in writing) substantially in the form of
         Schedule 2.3(e) of its acceptance of any or all such Competitive Bids to the Agent by 11:00 A.M. (Charlotte, North Carolina time) on the date on which notice of the Competitive Bids is given to Hunt by the Agent; provided, however, (i) the failure by Hunt to give timely notice of its acceptance of a Competitive Bid shall be deemed to be a refusal thereof, (ii) Hunt may accept Competitive Bids only in ascending order of rates, (iii) the aggregate amount of Competitive Bids accepted by Hunt shall not exceed the principal amount specified in the Competitive Bid Request, (iv) Hunt may accept a portion of a Competitive Bid in the event, and to the extent, acceptance of the entire amount thereof would cause Hunt to exceed the principal amount specified in the Competitive Bid Request, subject however to the minimum amounts provided herein (and provided that where two or more Lenders submit such a Competitive Bid at the same Competitive Bid Rate, then pro rata between or among such Lenders) and (v) no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, except that where a portion of a Competitive Bid is accepted in accordance with the provisions of clause (iv) above, then in a minimum principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof (but not in any event less than the minimum amount specified in the Competitive Bid), and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) above, the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of Hunt. A notice of acceptance of a Competitive Bid given by Hunt in accordance with the provisions hereof shall be irrevocable. The Agent shall, not later than 12:00 Noon (Charlotte, North Carolina time) on the date of receipt by the Agent of a notification from Hunt of its acceptance and/or refusal of Competitive Bids, notify each affected Lender of its receipt and the contents thereof. Upon its receipt from the Agent of notification of Hunt's acceptance of its Competitive Bid in accordance with the terms of this subsection (e), each successful bidding Lender will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

                  (f) Funding of Competitive Loans. Each Lender which is to make a Competitive Loan shall make its Competitive Loan borrowing available to the Agent for the account of Hunt at the office of the Agent specified in Section 3.14(b), or at such other office as the Agent may designate in writing, by 1:30 P.M. (Charlotte, North Carolina time) on the date specified in the Competitive Bid Request in Dollars and in funds immediately available to the Agent. Such borrowing will then be made available to Hunt by crediting the account of Hunt on the books of such office with the aggregate of the amount made available to the Agent by the applicable Competitive Loan Lenders and in like funds as received by the Agent.

                  (g) Maturity of Competitive Loans. Subject to the following sentence, Hunt hereby promises to repay in full the principal amount of each Competitive Loan on the last day of the Interest Period applicable thereto. Unless Hunt shall give notice to the Agent otherwise, Hunt shall be deemed to have requested a Revolving Loan borrowing in the amount of the maturing Competitive Loan, the proceeds of which will be used to repay such Competitive Loan.

                  (h) Interest on Competitive Loans. Subject to the provisions of Section 3.1, Competitive Loans shall bear interest in each case at the Competitive Bid Rate applicable thereto. Hunt hereby promises to pay interest on Competitive Loans in arrears on each Interest Payment Date (or at such other times as may be specified herein).

         2.4   Swingline Loan Subfacility.

                  (a) Swingline Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth in the Credit Agreement, the Swingline Lender, in its individual capacity, agrees to make available to Hunt certain revolving credit loans in Dollars (each a "Swingline Loan" and, collectively, the "Swingline Loans") from time to time from the Closing Date until the Termination Date for the purposes hereinafter set forth; provided further, however, that (i) the aggregate principal amount of Swingline Loans outstanding at any time shall not exceed TWO MILLION DOLLARS ($2,000,000.00) (the "Swingline Committed Amount"), and (ii) the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Swingline Loans shall be made as Base Rate Loans or Quoted Rate Swingline Loans as Hunt may request in accordance with the provisions of this Section 2.4, and may be repaid and reborrowed in accordance with the provisions hereof.

                  (b) Swingline Loan Advances.

                           (i) Notices; Disbursement. Whenever Hunt desires a
                  Swingline Loan advance it shall give written notice (or telephone notice promptly confirmed in writing) to the Swingline Lender not later than 12:00 Noon (Charlotte, North Carolina time) on the Business Day of the requested Swingline Loan advance. Each such notice shall be irrevocable and shall specify (A) that a Swingline Loan advance is requested, (B) the date of the requested Swingline Loan advance (which shall be a Business Day) and (C) the principal amount of the Swingline Loan advance requested. Each Swingline Loan shall be made as a Base Rate Loan or a Quoted Rate Swingline Loan and shall have such maturity date as the Swingline Lender and Hunt shall agree upon receipt by the Swingline Lender of any such notice from Hunt. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan advance to Hunt by 3:00 P.M. (Charlotte, North Carolina time) on the Business Day of the requested borrowing.

                           (ii) Minimum Amounts. Each Swingline Loan advance
                  shall be in a minimum principal amount of $100,000 and in integral multiples of $50,000 in excess thereof (or the remaining amount of the Swingline Committed Amount, if less).

                           (iii) Repayment of Swingline Loans. Hunt hereby
                  promises to pay the principal amount of all Swingline Loans on the earlier of (A) the maturity date agreed to by the Swingline Lender and Hunt with respect to such Loan (which maturity date shall not be a date more than seven (7) Business Days from the date of advance thereof) or (B) the Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to Hunt and the Lenders, demand repayment of its Swingline Loans by way of a Revolving Loan advance, in which case Hunt shall be deemed to have requested a Revolving Loan advance comprised solely of Base Rate Loans in the amount of such Swingline Loans; provided, however, that any such demand shall be deemed to have been given one Business Day prior to the Termination Date and on the date of the occurrence of any Event of Default described in Section
                  9.1 and upon acceleration of the indebtedness under the Credit Documents and the exercise of remedies in accordance with the provisions of Section 9.2. Each Lender hereby irrevocably agrees to make its pro rata share of each such Revolving Loan in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (I) the amount of such borrowing may not comply with the minimum amount for advances of Revolving Loans otherwise required under the Credit Agreement, (II) whether any conditions specified in Section
                  5.2 are then satisfied, (III) whether a Default or an Event of Default then exists, (IV) failure of any such request or deemed request for Revolving Loan to be made by the time otherwise required under the Credit Agreement, (V) whether the date of such borrowing is a date on which Revolving Loans are otherwise permitted to be made under the Credit Agreement or
                  (VI) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Revolving Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to Hunt or any other Credit Party), then each Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from Hunt on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its Commitment Percentage of the Revolving Committed Amount (determined before giving effect to any termination of the Commitments pursuant to Section 3.4), provided that (A) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased and
                  (B) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Swingline Lender, to the extent not paid to the Swingline Lender by Hunt in accordance with the terms of subsection (c)(ii) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Federal Funds Rate.

                  (c) Interest on Swingline Loans. (i) Subject to the provisions of Section 3.1, each Swingline Loan shall bear interest at a per annum rate (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to:

                           (A) Base Rate Loans. If such Swingline Loan is a Base
                  Rate Loan, the Base Rate.

                           (B) Quoted Rate Swingline Loans. If such Swingline
                  Loan is a Quoted Rate Swingline Loan, Quoted Rate applicable thereto.

         Notwithstanding any other provision to the contrary set forth in the Credit Agreement, in the event that the principal amount of any Quoted Rate Swingline Loan is not repaid on the last day of the Interest Period for such Loan, then such Loan shall be automatically converted into a Base Rate Loan at the end of such Interest Period.

                  (ii) Payment of Interest. Hunt hereby promises to pay interest on Swingline Loans in arrears on each applicable Interest Payment Date (or at such other times as may be specified herein).

         2.5   Foreign Currency Loan Subfacility.

                  (a) Foreign Currency Commitment. Subject to the terms and conditions hereof and in reliance upon the representations and warranties set forth in the Credit Agreement, each Lender severally agrees to make available to Hunt Europe and Hunt BV such Lender's Foreign Currency Commitment Percentage of revolving credit loans in the Available Foreign Currency requested by Hunt Europe or Hunt BV, as applicable, ("Foreign Currency Loans") from time to time from the date five (5) Business Days subsequent to the Closing Date until the date five (5) Business Days prior to the Termination Date, or such earlier date as the Revolving Commitments shall have been terminated as provided in the Credit Agreement for the purposes hereinafter set forth; provided, however, that the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate amount of Foreign Currency Loans outstanding at any time shall not exceed FIFTEEN MILLION DOLLARS ($15,000,000.00) (the "Foreign Currency Committed Amount"); provided, further, (i) with regard to each Lender individually, such Lender's outstanding Foreign Currency Loans shall not exceed such Lender's Foreign Commitment Percentage of the Foreign Currency Committed Amount, (ii) with regard to the Lenders collectively, the sum of the Dollar Amount (as determined as of the most recent Determination
         Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the aggregate Foreign Currency Committed Amount and

         (iii) with regard to the Lenders collectively, the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Foreign Currency Loans shall consist solely of Eurodollar Loans and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, that no more than 12 separate Eurodollar Loans shall be outstanding at any time. For purposes hereof, Eurodollar Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period and in the same currency.

                  (b) Foreign Currency Loan Borrowings.

                           (i) Notice of Borrowing. Hunt Europe or Hunt BV, as
                  applicable, shall request a Foreign Currency Loan borrowing by written notice (or telephone notice promptly confirmed in writing) to each office of the Agent specified in Section 3.14(b) not later than 11:00 A.M., local time in the place where such borrowing is to be made, on the third Business Day prior to the date of the requested borrowing. Each such request for borrowing shall be irrevocable and shall specify
                  (A) that a Foreign Currency Loan is requested, (B) the requested Available Foreign Currency, (C) the date of the requested borrowing (which shall be a Business Day), (D) the aggregate principal amount to be borrowed, and (E) the Interest Period(s) therefor. If such Borrower shall fail to specify in any such Notice of Borrowing an applicable Interest Period, then such notice shall be deemed to be a request for an Interest Period of one month. The Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing pursuant to this Section 2.5(b)(i), the contents thereof and each such Lender's share of any borrowing to be made pursuant thereto.

                           (ii) Minimum Amounts. Each Foreign Currency Loan
                  shall be in a minimum aggregate amount equal to the Foreign Currency Equivalent of $500,000 and integral multiples of $250,000 in excess thereof (or the remaining amount of the Foreign Currency Committed Amount, if less).

                           (iii) Advances. Each Lender will make its Foreign
                  Currency Commitment Percentage of each Foreign Currency Loan borrowing available to the Agent as specified in Section 3.14(b), or in such other manner as the Agent may specify in writing, by 1:00 P.M., local time in the place where such deposit is required to be made, on the date specified in the applicable Notice of Borrowing in the applicable Available Foreign Currency and in funds immediately available to the Agent. Such borrowing will then be made available to the applicable Borrower by the Agent by crediting the account of such Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (c) Repayment. Each of Hunt Europe and Hunt BV hereby promises to pay the principal amount of all Foreign Currency Loans made to such Borrower in full in the applicable Available Foreign Currency on the Termination Date, unless accelerated sooner pursuant to Section 9.2.

                  (d) Interest. Subject to the provisions of Section 3.1, Foreign Currency Loans shall bear interest at a per annum rate equal to the Eurodollar Rate plus the Applicable Margin. Each of Hunt Europe and Hunt BV hereby promises to pay interest on such Borrower's Foreign Currency Loans (in the applicable Available Foreign Currency) in arrears on each Interest Payment Date.

                  (e) Introduction of Euro; National Currency Unit Advances,
         Etc.

                  (i) National Currency Unit Advances. Prior to the Transition Period Cutoff Date, Foreign Currency Loans may be funded and maintained in National Currency Units of the Available EMU Currency designated by the applicable Borrower in its Notice of Borrowing. Repayments of Foreign Currency Loans that were funded in National Currency Units pursuant to this Section shall be made in such National Currency Units; provided, however, that any Foreign Currency Loan that is (A) denominated in National Currency Units and (B) outstanding as of the Transition Period Cutoff Date shall be automatically redenominated into euro as of the close of business on such date at the applicable Irrevocable Conversion Rate; and provided further that repayments of all such Foreign Currency Loans made after the Transition Period Cutoff Date shall be denominated in euro. After the Transition Period Cutoff Date, Foreign Currency Loans shall no longer be funded in National Currency Units.

                  (ii) Conversions to Euro. For the avoidance of doubt, the parties hereto affirm and agree that neither the fixation of the conversion rate of an Available EMU Currency against the euro as a single currency, in accordance with the Treaty on European Union, nor the conversion of any Borrowers' Obligations under the Credit Documents from an Available EMU Currency, or National Currency Units, into euro, shall require the early termination of this Credit Agreement or the prepayment of any amount due under the Credit Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events.

                  (iii) Currency Translations; Rounding. Any translation from one currency or currency unit to another shall be at the rate specified herein or, if not so specified, then at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other. Any such translation shall be rounded up or down by the Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

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

                  (iv) Changes in Currency. If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the parties hereto in the same position, as far as possible, that they would have been in if no change in currency had occurred; provided that any such amendments will not adversely affect the Lenders.

         2.6   Foreign Letter of Credit Subfacility.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, the Lenders will participate in the issuance by the Issuing Lender, from time to time and in any Available Foreign Currency, of such Foreign Letters of Credit from the date five (5) Business Days subsequent to the Closing Date until the date five (5) Business Days prior to the Termination Date as Hunt Europe or Hunt BV may request, in a form acceptable to the Issuing Lender; provided, however, that (i) the Dollar Amount (as determined as of the most recent Determination Date) of the Foreign LOC Obligations outstanding shall not at any time exceed TEN MILLION DOLLARS ($10,000,000) (the "Foreign LOC Committed Amount"), (ii) the sum of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the aggregate Foreign Currency Committed Amount and
         (iii) the sum of the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not at any time exceed the aggregate Revolving Committed Amount. No Foreign Letter of Credit shall (x) have an original expiry date more than one year from the date of issuance or (y) as originally issued or as extended, have an expiry date extending beyond the Termination Date. Each Foreign Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Foreign Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Foreign Letter of Credit shall be submitted by the applicable Borrower to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance. The Issuing Lender will, at least quarterly and more frequently upon request, disseminate to each of the Lenders and the applicable Borrower a detailed report specifying the Foreign Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the beneficiary, the face amount, expiry date as well as any payment or expirations which may have occurred.

                  (c) Participation. Each Lender, upon issuance of a Foreign Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Foreign Letter of Credit and the obligations arising thereunder, in each case in an amount equal to its pro rata share of the obligations under such Foreign Letter of Credit (based on the respective Commitment Percentages of the Lenders) and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay in the same Available Foreign Currency as such Foreign Letter of Credit to the Issuing Lender therefor and discharge when due, its pro rata share of the obligations arising under such Foreign Letter of Credit. Without limiting the scope and nature of each Lender's participation in any Foreign Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required under the Credit Agreement or under any such Foreign Letter of Credit, each such Lender shall pay to the Issuing Lender in the same Available Foreign Currency as such Foreign Letter of Credit its pro rata share of such unreimbursed drawing in same day funds on the date five (5) Business Days after notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Hunt Europe or Hunt BV to reimburse the Issuing Lender under any applicable Foreign Letter of Credit, together with interest as hereinafter provided.

                  (d) Reimbursement. In the event of any drawing under any Foreign Letter of Credit, the Issuing Lender will promptly notify the applicable Borrower. Each of Hunt Europe and Hunt BV promises to reimburse the Issuing Lender on or prior to the date that is three (3) Business Days after the day of any drawing under any applicable Foreign Letter of Credit (the "Reimbursement Date") an amount equal to such drawing in same day funds. Unless the applicable Borrower shall immediately notify the Issuing Lender that such Borrower intends to otherwise reimburse the Issuing Lender for such drawing, such Borrower shall be deemed to have requested that the Lenders make a Foreign Currency Loan in the amount of the drawing as provided in subsection
         (f) hereof on the related Foreign Letter of Credit on the applicable Reimbursement Date, the proceeds of which will be used to satisfy the related reimbursement obligations. The unreimbursed amount of any drawing under a Foreign Letter of Credit shall, subject to the terms of
         Section 3.1, bear interest from and including the date of drawing until but excluding the date of reimbursement at a per annum rate equal to the Interim Foreign Currency Rate plus the Applicable Margin applicable to Eurodollar Loans. Hunt Europe's and Hunt BV's reimbursement obligations under the Credit Agreement shall be absolute and unconditional under all circumstances irrespective of any rights of setoff, counterclaim or defense to payment such Borrower may claim or have against the Issuing Lender, the Agent, the Lenders, the beneficiary of the Foreign Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of such Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Foreign Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay, on the Reimbursement Date, to the Agent for the account of the Issuing Lender in the same Available Foreign Currency as such Foreign Letter of Credit and in immediately available funds, the amount of such Lender's pro rata share of such unreimbursed drawing. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the Reimbursement Date until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to the Interim Foreign Currency Rate. Each Lender's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of the Credit Agreement or the Commitments, the existence of a Default or Event of Default or the acceleration of the obligations of Hunt Europe or Hunt BV, as the case may be, under the Credit Documents and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a Lender to the Issuing Lender, such Lender shall, automatically and without any further action on the part of the Issuing Lender or such Lender, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawn portion of the Foreign LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against Hunt Europe or Hunt BV, as applicable, with respect thereto.

                  (e) Interim Interest. In the event of any drawing under any Foreign Letter of Credit, unless Hunt Europe or Hunt BV, as applicable, shall reimburse the Issuing Lender for such drawing in full on such date, the unpaid amount of such drawing shall bear interest for the account of the Issuing Lender at the Interim Foreign Currency Rate plus the Applicable Margin applicable to Eurodollar Loans. Interest shall accrue for each day from and including the date of any drawing under any Foreign Letter of Credit to, but excluding, the date of payment in full of such drawing (including by way of a Foreign Currency Loan pursuant to subsection (f) hereof).

                  (f) Repayment with Foreign Currency Loans. On any day on which Hunt Europe or Hunt BV, as the case may be, shall have requested, or been deemed to have requested, a Foreign Currency Loan advance to reimburse a drawing under a Foreign Letter of Credit, the Agent shall give notice to the Lenders that a Foreign Currency Loan has been requested or deemed requested by such Borrower to be made in connection with a drawing under a Foreign Letter of Credit, in which case a Foreign Currency Loan advance shall be made to such Borrower by all Lenders on the respective Reimbursement Date (notwithstanding any termination of the Commitments pursuant to Section 9.2) pro rata based on the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to
         Section 9.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective Foreign LOC Obligations. Each such Lender hereby irrevocably agrees to make its pro rata share of each such Foreign Currency Loan immediately upon any such request or deemed request in the amount, in the manner and on the date specified in the preceding sentence notwithstanding (i) the amount of such borrowing may not comply with the minimum amount for advances of Foreign Currency Loans otherwise required under the Credit Agreement,
         (ii) whether any conditions specified in Section 5.2 are then satisfied, (iii) whether a Default or an Event of Default then exists,
         (iv) failure for any such request or deemed request for Foreign Currency Loans to be made by the time otherwise required under the Credit Agreement, (v) whether the date of such borrowing is a date on which Foreign Currency Loans are otherwise permitted to be made under the Credit Agreement, (vi) any rights that such Lender may have in respect of such Foreign Currency Loans under Section 3.7, or (vii) any termination of the Commitments relating thereto immediately prior to or contemporaneously with such borrowing. In the event that any Foreign Currency Loan cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the applicable Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith purchase (as of the date such borrowing would otherwise have occurred, but adjusted for any payments received from Hunt Europe or Hunt BV, as applicable, on or after such date and prior to such purchase) from the Issuing Lender in the same Available Foreign Currency as such Foreign Letter of Credit such participation in the outstanding Foreign LOC Obligations as shall be necessary to cause each such Lender to share in such Foreign LOC Obligations ratably (based upon the respective Commitment Percentages of the Lenders (determined before giving effect to any termination of the Commitments pursuant to Section 9.2)), provided that at the time any purchase of participation pursuant to this sentence is actually made, the purchasing Lender shall be required to pay to the Issuing Lender, to the extent not paid to the Issuer by the applicable Borrower in accordance with the terms of subsection (d) hereof, interest on the principal amount of participation purchased for each day from and including the day upon which such borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to the Interim Foreign Currency Rate.

                  (g) Renewal, Extension. The renewal or extension of any Foreign Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Foreign Letter of Credit.

                  (h) Uniform Customs and Practices. The Issuing Lender may have the Foreign Letters of Credit be subject to the UCP or the ISP98, in either case as published as of the date of issue by the International Chamber of Commerce, in which case the UCP or ISP98, as applicable, may be incorporated therein and deemed in all respects to be a part thereof.

                  (i) Indemnification; Nature of Issuing Lender's Duties. (i) In addition to its other obligations under this Section 2.6, each of Hunt Europe and Hunt BV hereby agrees to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Foreign Letter of Credit requested by such Borrower or
         (B) the failure of the Issuing Lender to honor a drawing under a Foreign Letter of Credit issued by such Borrower as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called "Government Acts").

                  (ii) As between Hunt Europe, Hunt BV and the Issuing Lender, each of Hunt Europe and Hunt BV shall assume all risks of the acts, omissions or misuse of any applicable Foreign Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Foreign Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Foreign Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (D) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Foreign Letter of Credit or of the proceeds thereof; and (E) for any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers under Credit Agreement.

                  (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Foreign Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put such Issuing Lender under any resulting liability to Hunt Europe, Hunt BV or any other Credit Party. It is the intention of the parties that the Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Foreign Letters of Credit, all of which risks are hereby assumed by Hunt Europe or Hunt BV, as applicable, (on behalf of itself and each of the other Credit Parties), including, without limitation, any and all Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Foreign Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

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

                  (iv) Nothing in this subsection (i) is intended to limit the reimbursement obligations of Hunt Europe or Hunt BV contained in subsection (d) above. The obligations of Hunt Europe and Hunt BV under this subsection (i) shall survive the termination of the Credit Agreement. No act or omissions of any current or prior beneficiary of a Foreign Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under the Credit Agreement.

                  (v) Notwithstanding anything to the contrary contained in this subsection (i), neither Hunt Europe nor Hunt BV shall have no obligation to indemnify the Issuing Lender in respect of any liability incurred by the Issuing Lender (A) arising solely out of the gross negligence or willful misconduct of the Issuing Lender or (B) caused by the Issuing Lender's unlawful failure to pay under any Foreign Letter of Credit.

                  (j) Responsibility of Issuing Lender. It is expressly understood and agreed that the obligations of the Issuing Lender under the Credit Agreement to the Lenders are only those expressly set forth in the Credit Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 5.2 have been satisfied unless it shall have acquired actual knowledge that any such condition precedent has not been satisfied; provided, however, that nothing set forth in this Section 2.6 shall be deemed to prejudice the right of any Lender to recover from the Issuing Lender any amounts made available by such Lender to the Issuing Lender pursuant to this
         Section 2.6 in the event that it is determined by a court of competent jurisdiction that the payment with respect to a Foreign Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

                  (k) Conflict with LOC Documents. In the event of any conflict between the Credit Agreement and any LOC Document, the Credit Agreement shall control.

                  (l) Introduction of Euro.

                  (i) Foreign Letters of Credit Issued in National Currency Units. Prior to the Transition Period Cutoff Date, Foreign Letters of Credit may be issued in National Currency Units of the Available EMU Currency designated by the applicable Borrower in its request for issuance of a Foreign Letter of Credit pursuant to Section 2.6(b). Reimbursements of drawings under Foreign Letters of Credit that were issued in National Currency Units pursuant to this Section shall be made in such National Currency Units; provided, however, that any Foreign Letter of Credit that is (A) denominated in National Currency Units and (B) outstanding as of the Transition Period Cutoff Date shall be automatically redenominated into euro as of the close of business on such date at the applicable Irrevocable Conversion Rate; and provided further that the reimbursement of all drawings under such Foreign Letters of Credit made after the Transition Period Cutoff Date shall be denominated in euro. After the Transition Period Cutoff Date, Foreign Letters of Credit shall no longer be issued in National Currency Units.

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

                  (ii) Conversions to Euro. For the avoidance of doubt, the parties hereto affirm and agree that neither the fixation of the conversion rate of an Available EMU Currency against the euro as a single currency, in accordance with the Treaty on European Union, nor the conversion of any Borrowers' Obligations under the Credit Documents from an Available EMU Currency, or National Currency Units, into euro, shall require the early termination of this Credit Agreement or the prepayment of any amount due under the Credit Documents or create any liability of one party to another party for any direct or consequential loss arising from any of such events.

                  (iii) Currency Translations; Rounding. Any translation from one currency or currency unit to another shall be at the rate specified herein or, if not so specified, then at the official rate of exchange legally recognized by the central bank of the country issuing such currency for the conversion of that currency or currency unit into the other. Any such translation shall be rounded up or down by the Agent acting in accordance with any applicable law on rounding or, if there is no such law, acting reasonably in accordance with its market practice.

                  (iv) Changes in Currency. If a change in any currency of a country occurs, this Agreement will be amended to the extent the Agent (acting reasonably) specifies to be necessary to reflect the change in currency and to put the parties hereto in the same position, as far as possible, that they would have been in if no change in currency had occurred; provided that any such amendments will not adversely affect the Lenders.

                                    SECTION 3

                 OTHER PROVISIONS RELATING TO CREDIT FACILITIES

         3.1   Default Rate.

         Upon the occurrence, and during the continuance, of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing under the Credit Agreement or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate 2% greater than the rate which would otherwise be applicable (or if no rate is applicable, whether in respect of interest, fees or other amounts, then 2% greater than the Base Rate).

         3.2   Extension and Conversion.

         Subject to the terms of Section 5.2, the Borrowers shall have the option, on any Business Day, to extend existing Loans into a subsequent permissible Interest Period or to convert Loans into Loans of another type; provided, however, that (i) except as provided in Section 3.8, Revolving Loans that are Eurodollar Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Revolving Loans that are Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the

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date of extension or conversion, (iii) Loans extended as, or Revolving Loans converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.1 and shall be in such minimum amounts as provided in Section 2.1(b)(ii), (iv) no more than 12 separate Eurodollar Loans shall be outstanding under the Credit Agreement at any time; provided, that for purposes hereof, Eurodollar Loans with different Interest Periods and/or in different currencies shall be considered as separate Eurodollar Loans, even if they begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new Eurodollar Loan with a single Interest Period and in the same currency, (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Competitive Loans and Swingline Loans may not be extended or converted pursuant to this Section 3.2. Each such extension or conversion shall be effected by the appropriate Borrower by giving a Notice of Extension/Conversion (or telephone notice promptly confirmed in writing) to the Agent prior to 11:00 A.M., local time in the place where such Loan was initially advanced, on the Business Day of, in the case of the conversion of a Revolving Loan that is a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Revolving Loan that is a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall constitute a representation and warranty by the requesting Borrower of the matters specified in subsections (ii), (iii), (iv) and (v) of
Section 5.2(a). In the event a Borrower fails to request extension or conversion of any Eurodollar Loan in accordance with this Section, or any such conversion or extension is not permitted or required by this Section, then (i) in the case of any Eurodollar Loan that is a Revolving Loan, such Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto and (ii) in the case of any Eurodollar Loan which is a Foreign Currency Loan, such Loan shall be automatically continued as a Eurodollar Loan for an Interest Period of one month. The Agent shall give each Lender notice as promptly as practicable of any such proposed extension or conversion affecting any Loan. A Foreign Currency Loan in one Available Foreign Currency may not be converted to a Foreign Currency Loan in another Available Foreign Currency pursuant to this Section 3.2.

         3.3   Prepayments.

                  (a) Voluntary Prepayments. The Borrowers shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Agent and specifying the applicable Loans to be prepaid; (ii) any prepayment of Eurodollar Loans, Competitive Loans or Quoted Rate Swingline Loans will be subject to Section 3.11; and (iii) each such partial prepayment of Loans shall be in a minimum principal amount of (A) in the case of Revolving Loans, Competitive Loans and Foreign Currency Loans, $2,000,000 (or the Foreign Currency Equivalent thereof) and integral multiples of $1,000,000 (or the Foreign Currency Equivalent thereof) in excess thereof and (B) in the case of Swingline Loans, $100,000 and integral multiples of $50,000 in excess thereof. Subject to the

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

         foregoing terms, amounts prepaid under the Credit Agreement shall be applied as the prepaying Borrower may elect; provided that, with respect to Revolving Loans, if Hunt fails to specify a voluntary prepayment then such prepayment shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities.

                  (b) Mandatory Prepayments.

                        (i) If at any time (including, without limitation, on any Determination Date), (A) the sum of the aggregate amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination
         Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall exceed the Revolving Committed Amount or (B) the aggregate principal amount of outstanding Competitive Loans shall exceed the Competitive Loan Maximum Amount, Hunt promises to prepay, or cause Hunt Europe or Hunt BV to prepay, immediately the outstanding principal balance on the Revolving Loans, Foreign Currency Loans, Swingline Loans and/or Competitive Loans in an amount sufficient to eliminate such excess.

                    (ii) If on any Determination Date, the sum of the Dollar Amount of the aggregate Foreign Currency Loans outstanding plus the Dollar Amount of Foreign LOC Obligations outstanding exceeds (as the result of fluctuations in applicable foreign exchange rates or otherwise) then Foreign Currency Committed Amount, Hunt Europe or Hunt BV, as applicable, promises to make a mandatory prepayment of the applicable Foreign Currency Loans to the Agent in an aggregate Dollar Amount equal to the excess of

                           (x) the amount equal to the sum of the Dollar Amount
                  of the aggregate Foreign Currency Loans outstanding plus the Dollar Amount of Foreign LOC Obligations outstanding over

                           (y) the Foreign Currency Committed Amount.

                    (iii) Upon the occurrence of any Excess Sale Event, Hunt shall, immediately following the related Application Period, prepay the Loans in an amount equal to the Excess Sale Proceeds not applied (or caused to be applied) by Hunt during the related Application Period to the purchase, acquisition or construction of Alternative Assets as contemplated by the terms of Section 8.4(b)(iv)(B)(1) multiplied by the percentage determined by dividing (1) the then current Revolving Committed Amount by (2) the sum of (I) the then current Revolving Committed Amount plus (II) if the Senior Noteholders shall require Hunt to prepay the Senior Notes with any such Excess Sale Proceeds, the aggregate then outstanding principal amount of all Senior Notes.

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

                    (iv) To the extent that the aggregate cumulative amount of cash (including cash received in respect of non-cash consideration) Net Proceeds from Equity Transactions received by Hunt or any of its Subsidiaries during any fiscal year exceeds $500,000, Hunt shall, within 60 days of receipt of any such Net Proceeds at any time that the Consolidated Leverage Ratio as of the most recent fiscal quarter end with respect to which the Agent shall have received the Required Financial Information is greater than 2.50 to 1.00, prepay the Loans in an amount equal to 50% of the portion of such cash Net Proceeds exceeding $500,000 not applied by Hunt within such 60 day period to pay the purchase price in connection with any acquisition permitted by the terms of Section 8.4(c).

              (c) General. All prepayments made pursuant to this Section 3.3 shall be subject to Section 3.11, shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order, shortest to longest, of Interest Period maturities and shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment and all other amounts due and payable under the Credit Agreement with respect to such Loans. Amounts prepaid may be reborrowed in accordance with the provisions hereof.

         3.4   Termination and Reduction of Revolving Committed Amount.

               (a) Voluntary Reductions. Hunt may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $5,000,000 or in integral multiples of $1,000,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three Business Days' prior written notice to the Agent; provided, however, no such termination or reduction shall be made which would reduce the Revolving Committed Amount to an amount less than the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding. The Agent shall promptly notify each of the Lenders of receipt by the Agent of any notice from Hunt pursuant to this Section 3.4(a).

               (b) Mandatory Reductions.

                  (i) On any date that the Revolving Loans are required to be prepaid or the Revolving Commitments are required to be reduced pursuant to the terms of Section 3.3(b)(iii) or (iv), the Revolving Committed Amount automatically shall be permanently reduced by the amount of such required prepayment.

                  (ii) On any date that Hunt shall enter into a Permitted
               Receivables Financing, the Revolving Committed Amount automatically shall be permanently reduced by the facility commitment amount of such Permitted Receivables Financing.

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

               (c) Termination Date. The Commitments of the Lenders and the Issuing Lender shall automatically terminate on the Termination Date.

         3.5   Fees.

               (a) Unused Fee. In consideration of the Revolving Commitments of the Lenders, Hunt agrees to pay to the Agent for the account of each Lender a fee (the "Unused Fee") on such Lender's Commitment Percentage of the Unused Revolving Committed Amount computed at a per annum rate for each day during the applicable Unused Fee Calculation Period (hereinafter defined) at a rate equal to the Applicable Margin in effect from time to time. The Unused Fee shall commence to accrue on the Closing Date and shall be due and payable in arrears on the fifteenth (15th) day of each January, April, July and October (and the Termination Date) for the immediately preceding fiscal quarter (or portion thereof) (each such fiscal quarter or portion thereof for which the Unused Fee is payable under the Credit Agreement being referred to as an "Unused Fee Calculation Period"), beginning with the first of such dates to occur after the Closing Date.

               (b)  Letter of Credit Fees.

                    (i) Issuance Fee. In consideration of the issuance of
               standby Letters of Credit, each Borrower promises to pay to the Agent for the account of the Lenders a fee (the "Standby Letter of Credit Fee") on the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Margin for the Standby Letter of Credit Fee. The Standby Letter of Credit Fee will be payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding fiscal quarter (or a portion thereof).

                    (ii) Trade Letter of Credit Drawing Fee. In consideration of the issuance of trade Letters of Credit, each Borrower promises to pay to the Agent for the account of the Lenders a fee (the "Trade Letter of Credit Fee") of 15 basis points on the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

                    (iii) Issuing Lender Fees. In addition to the Standby Letter of Credit Fee payable pursuant to clause (i) above and the Trade Letter of Credit Fee payable pursuant to clause (ii) above, each Borrower promises to pay to the Issuing Lender for its own account without sharing by the other Lenders (A) a letter of credit fronting fee of 12.5 basis points on the average daily maximum amount available to be drawn under each Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration payable quarterly in arrears on the last day of each March, June, September and December for the immediately preceding fiscal quarter (or a portion thereof) and (B) the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Lender Fees").

               (c) Administrative Fees. Hunt agrees to pay to the Agent, for its own account and for the account of Banc of America Securities LLC, as applicable, the fees referred to in the Agent's Fee Letter (collectively, the "Agent's Fees").

               (d) Competitive Bid Request Fee. Hunt shall make payment to the Agent for each Competitive Bid Request of a Competitive Bid administrative fee (the "Competitive Bid Request Fee") of $1500 concurrently with delivery of any Competitive Bid Request (whether or not any Competitive Bid is offered by a Lender or accepted by Hunt and whether or not any Competitive Loan is extended by any Lender in connection with such Competitive Bid Request).

         3.6   Capital Adequacy.

         If, after the Closing Date, any Lender has determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations under the Credit Agreement to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then, upon notice and detailed explanation from such Lender to the applicable Borrower, such Borrower shall be obligated to pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

         3.7   Unavailability.

               (a) If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given
         (i) in respect of any Eurodollar Loans which are Revolving Loans, (A) such Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (B) any such Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as Base Rate Loans and (C) any such Loans which are Revolving Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans and (ii) in respect of any Eurodollar Loans which are Foreign Currency Loans, (A) any such Loans requested to be made on the first day of such Interest Period shall be deemed rescinded and (B) any such Loans shall be repaid in full by Hunt Europe or Hunt BV, as applicable, on the first day of such Interest Period. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall Hunt have the right to convert Base Rate Loans to Eurodollar Loans.

               (b) If prior to the first day of any Interest Period, the Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that deposits in any Available Foreign Currency are not available in the relevant market to any Lender, the Agent shall give telecopy or telephonic notice thereof to Hunt Europe, Hunt BV and the Lenders as soon as practicable thereafter. If such notice is given, (i) any Foreign Currency Loans denominated in such Available Foreign Currency requested to be made on the first day of such Interest Period shall be deemed rescinded and (ii) any outstanding Foreign Currency Loans denominated in such Available Foreign Currency shall be repaid in full by Hunt Europe or Hunt BV, as applicable, on the first day of such Interest Period. Until such notice has been withdrawn by the Agent, no further Foreign Currency Loans denominated in such Available Foreign Currency shall be made or continued, and no Foreign Letters of Credit denominated in such Available Foreign Currency shall be issued or extended.

               (c) If prior to the issuance of any Foreign Letter of Credit, the Agent shall have determined (which determination shall be conclusive and binding upon Hunt Europe and Hunt BV) that, with respect to the requested Foreign Letter of Credit, the applicable Available Foreign Currency in the amount of any Lender's participation interest in such Foreign Letter of Credit is not, and/or during the term of such Foreign Letter of Credit will not be, available to any such Lender, then (i) the Agent shall notify Hunt Europe, Hunt BV and the Lenders of such circumstances and (ii) the Issuing Lender shall have no obligation to issue, and the Lenders shall have no obligation to participate in, such Foreign Letter of Credit.

         3.8   Illegality.

               (a) Notwithstanding any other provision in the Credit Agreement, if (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Closing Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans or Foreign Currency Loans or issue or extend Foreign Letters of Credit or (ii) there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates which would make it impracticable for any Lender to make Loans or issue Foreign Letters of Credit denominated in any Available Foreign Currency to Hunt Europe or Hunt BV, as contemplated by the Credit Agreement, then, by written notice to the Borrowers and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist):

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

                           (A) such Lender may declare that Eurodollar Loans,
                  Foreign Currency Loans or Foreign Letters of Credit in the affected currency or currencies, as the case may be, will not thereafter (for the duration of such unlawfulness or impracticability) be made or issued by such Lender under the Credit Agreement, whereupon any request for a Eurodollar Loan, Foreign Currency Loan or Foreign Letter of Credit in the affected currency or currencies, as the case may be, shall, as to such Lender only, (1) if such Loan is not a Foreign Currency Loan, be deemed a request for a Base Rate Loan, unless such declaration shall be subsequently withdrawn, (2) if such Loan is a Foreign Currency Loan, be deemed to have been withdrawn, unless such declaration shall be subsequently withdrawn and (3) in the case of a Foreign Letter of Credit, be deemed to have been withdrawn, unless such declaration shall be subsequently withdrawn; and

                           (B) such Lender may require that all outstanding
                  Eurodollar Loans or Foreign Currency Loans in the affected currency or currencies, as the case may be, made by it be (1) if such Loans are not Foreign Currency Loans, converted to Base Rate Loans, in which event all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below or (2) if such Loans are Foreign Currency Loans, repaid immediately, in which event all such Foreign Currency Loans in the affected currency or currencies shall be required to be repaid in full by Hunt Europe or Hunt BV, as applicable, as of the effective date of such notice as provided in paragraph (b) below.

               (b) If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the affected Borrower(s) shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.

         3.9   Requirements of Law.

         If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Lender becomes a Lender):

               (a) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise tax (imposed in lieu of such net income tax), of such Lender or its applicable lending office, branch, or any affiliate thereof);

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

               (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate under the Credit Agreement; or

               (c) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable under the Credit Agreement in respect thereof, then, in any such case, upon notice to the applicable Borrower from such Lender, through the Agent, in accordance therewith, the applicable Borrower shall be obligated to promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, Hunt may elect to convert the Revolving Loans which are Eurodollar Loans and made by such Lender under the Credit Agreement to Base Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case Hunt shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the applicable Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to a Borrower shall be conclusive and binding on the parties hereto in the absence of manifest error. This covenant shall survive the termination of the Credit Agreement and the payment of the Loans and all other amounts payable under the Credit Agreement.

         3.10  Taxes.

               (a) Except as provided below in this subsection, all payments made by a Borrower under the Credit Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or after the Closing Date imposed, levied, collected, withheld or assessed by any court, or governmental body, agency or other official, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed: (i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii)

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

         by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, the Credit Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender under the Credit Agreement, (A) the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable under the Credit Agreement at the rates or in the amounts specified in the Credit Agreement, provided, however, that each Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection whenever any Non-Excluded Taxes are payable by a Borrower, and (B) as promptly as possible thereafter the applicable Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If a Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of the Credit Agreement and the payment of the Loans and all other amounts payable under the Credit Agreement.

               (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                           (X)(i) on or before the date of any payment by a
                  Borrower under the Credit Agreement to such Lender, deliver to Hunt and the Agent (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under the Credit Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                              (ii) deliver to Hunt and the Agent two (2) further
                  copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to Hunt; and

                              (iii) obtain such extensions of time for filing
                  and complete such forms or certifications as may reasonably be requested by Hunt or the Agent; or

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

               (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (i) represent to Hunt (for the benefit of Hunt and the Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (ii) agree to furnish to Hunt on or before the date of any payment by Hunt, with a copy to the Agent two (2) accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under the Credit Agreement (and to deliver to Hunt and the Agent two (2) further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by Hunt or the Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by Hunt, to provide to Hunt (for the benefit of Hunt and the Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under the Credit Agreement;

         unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender under the Credit Agreement which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Hunt and the Agent.

               (c) Each Lender shall, as soon as is reasonably practicable after the Closing Date, file a form FD 13 with the United States Internal Revenue Service in relation to payments made or to be made by Hunt Europe or Hunt BV under this Credit Agreement. If the United States Internal Revenue Service determines that the form FD 13 filed by such Lender does not establish that the Lender is entitled to receive payments made by Hunt Europe or Hunt BV under this Credit Agreement as at the date of delivery thereof without deduction or withholding of United Kingdom withholding taxes or, if the UK Inland Revenue requires proof of such entitlement, such Lender shall, within forty-five (45) days after a written request from Hunt Europe or Hunt BV, offer such reasonable assistance as Hunt Europe or Hunt BV may request in order to establish such Lender's entitlement (if any) to receive payments made by Hunt Europe or Hunt BV under this Credit Agreement without deduction or withholding of United Kingdom withholding taxes. Neither Hunt Europe nor Hunt BV shall be required to pay any amounts to any Lender in respect of any deduction or withholding of United Kingdom withholding taxes otherwise payable under this Section 3.10 (and Hunt Europe and Hunt BV, if required by law to do so, shall be entitled to withhold such amounts and pay such amounts to the government of the United Kingdom) if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender to provide Hunt Europe or Hunt BV with the requested forms or other reasonable assistance.

               (d) Each Lender agrees to make a good faith effort to minimize any Non-Excluded Taxes by making, funding or maintaining its Foreign Currency Loans through another lending office located in another jurisdiction so long as the making, funding or maintenance of such Foreign Currency Loans through such other office does not, in the reasonable judgment of such Lender, materially affect such Lender;

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

         provided that any Lender which is unable or unwilling to fund its Foreign Currency Loans through a branch of such Lender in the United Kingdom will so notify the Borrowers.

               (e) Each Person that shall become a Lender or a participant of a Lender pursuant to subsection 11.3 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of a Lender the obligations of such participant of a Lender pursuant to subsection (b) shall be determined as if the participant of a Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

         3.11  Indemnity.

         Hunt promises to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans or Quoted Rate Swingline Loans after such Borrower has given a notice requesting the same in accordance with the provisions of the Credit Agreement, (b) default by a Borrower in making any prepayment of a Eurodollar Loan or Quoted Rate Swingline Loan after such Borrower has given a notice thereof in accordance with the provisions of the Credit Agreement or (c) the making by a Borrower of a prepayment of Eurodollar Loans or Quoted Rate Swingline Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Loans, such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for in the Credit Agreement(excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. The covenants of Hunt set forth in this Section 3.11 shall survive the termination of the Credit Agreement and the payment of the Loans and all other amounts payable under the Credit Agreement.

         3.12  Pro Rata Treatment.

         Except to the extent otherwise provided in the Credit Agreement:

               (a) Loans. Each Loan, each payment or prepayment of principal of any Loan or reimbursement obligations arising from drawings under Letters of Credit, each payment of interest on the Loans or reimbursement obligations arising from drawings under Letters of Credit, each payment of Unused Fees, each payment of the Standby Letter of Credit Fee, each payment of the Trade Letter of Credit Fee, each reduction of the Revolving Committed Amount and each conversion or

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

         extension of any Loan, shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans and Participation Interests. With respect to Competitive Loans, if Hunt fails to specify the particular Competitive Loan or Loans as to which any payment or other amount should be applied and it is not otherwise clear as to the particular Competitive Loan or Loans to which such payment or other amounts relate, or any such payment or other amount is to be applied to Competitive Loans without regard to any such direction by Hunt, then each payment or prepayment of principal on Competitive Loans and each payment of interest or other amount on or in respect of Competitive Loans, shall be allocated pro rata among the relevant Competitive Loan Lenders in accordance with the then outstanding amounts of their respective Competitive Loans.

               (b) Advances. Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the appropriate Borrower a corresponding amount. If such amount is not made available to the Agent by such Lender within the time period specified therefor under the Credit Agreement, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the Federal Funds Rate (or, in the case of a Foreign Currency Loan, the Interim Foreign Currency Rate) for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Agent by such Lender within two Business Days of the date of the related borrowing, (i) the Agent shall notify the appropriate Borrower of the failure of such Lender to make such amount available to the Agent and the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans under the Credit Agreement (except in the case of any Foreign Currency Loan, in which case, at the rate per annum applicable to Foreign Currency Loans), on demand, from the appropriate Borrower and (ii) then the applicable Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the applicable Borrower would be permitted to borrow such amount pursuant to Section 2.1 or Section 2.5, as applicable.

         3.13  Sharing of Payments.

         The Lenders agree among themselves that, in the event that any Lender shall obtain payment in respect of any Loan, LOC Obligations or any other obligation owing to such Lender under the Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such

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Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in the Credit Agreement, such Lender shall promptly purchase from the other Lenders a participation in such Loans, LOC Obligations and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in the Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrowers agree that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligations or other obligation in the amount of such participation. Except as otherwise expressly provided in the Credit Agreement, if any Lender or the Agent shall fail to remit to the Agent or any other Lender an amount payable by such Lender or the Agent to the Agent or such other Lender pursuant to the Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Agent or such other Lender at a rate per annum equal to the Federal Funds Rate (or, in the case of an Available Foreign Currency, the Interim Foreign Currency Rate). If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.13 to share in the benefits of any recovery on such secured claim.

         3.14  Payments, Computations, Etc.

               (a) Currency of Payments. Each payment on account of an amount due from any Credit Party under the Credit Agreement or under any other Credit Document shall be made by such Credit Party to the Agent for the pro rata account of the Lenders entitled to receive such payment as provided in the Credit Agreement in the currency in which such amount is denominated. Without limiting the terms of the preceding sentence, accrued interest on any Foreign Currency Loans and all fees owing with respect to Foreign Letters of Credit shall be payable in the same Available Foreign Currency as such Loans or Foreign Letters of Credit. Upon request, the Agent will give the Credit Parties a statement showing the computation used in calculating such amount, which statement shall be conclusive in the absence of manifest error. The obligation of each Credit Party to make each payment on account of such amount in the currency in which such amount is denominated shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent such tender or recovery shall result in the actual receipt by the Agent of the full amount in the appropriate currency payable under the Credit Agreement. Each Credit Party agrees that its obligation to make each payment on account of such amount in the

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

         currency in which such amount is denominated shall be enforceable as an additional or alternative claim for recovery in such currency of the amount (if any) by which such actual receipt shall fall short of the full amount of such currency payable under the Credit Agreement, and shall not be affected by judgment being obtained for such amount.

               (b) Place and Manner of Payments. Except as otherwise specifically provided in the Credit Agreement, all payments under the Credit Agreement shall be made to the Agent in immediately available funds, without offset, deduction, counterclaim or withholding of any kind, prior to 2:00 P.M., local time in the place where such payment is required to be made pursuant to this subsection (b), on the date due at the office of the Agent: at 101 N. Tryon Street, Independence Center, 15th Floor, NC1-001-15-01, Charlotte, North Carolina 28255 with respect to payments in Dollars; at Bank of America, N.A., Account No. 600890661010 - Swift code BOFAGB22 with respect to payments in British Pounds Sterling; at Bank of America, N.A., Account No. 601090661024 - Swift code BOFAFRPP with respect to payments in French Francs; at Bank of America, N.A., Account No. 601990661059 - Swift code BOFADEFX, with respect to payments in Deutsche Marks; at Bank of America, N.A., Account No. 954942/01/87 - Swift code BCITITMM, with respect to payments in Italian Lira; at Bank of America, N.A., Account No. 3007504500 - Swift code DABADKKK, with respect to payments in Dutch Guilders; at Bank of America, N.A., Account No. 600896283016 - Swift code BOFAGB22, with respect to payments in euros, or at such other place as may be designated by the Agent to the Borrowers in writing. Payments received after such time shall be deemed to have been received on the next succeeding Business Day. The Agent may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrowers maintained with the Agent (with notice to the Borrowers). Each Borrower shall, at the time it makes any payment under the Credit Agreement, specify to the Agent the Loans, LOC Obligations, Fees, interest or other amounts payable by such Borrower under the Credit Agreement to which such payment is to be applied (and in the event that it fails so to specify, or if such application would be inconsistent with the terms of the Credit Agreement, the Agent shall distribute such payment to the Lenders in such manner as the Agent may determine to be appropriate in respect of obligations owing by such Borrower under the Credit Agreement, subject to the terms of Section 3.12(a)). The Agent will distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon (Charlotte, North Carolina time) on a Business Day in like funds as received prior to the end of such Business Day and otherwise the Agent will distribute such payment to such Lenders on the next succeeding Business Day. Whenever any payment under the Credit Agreement shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and Fees for the period of such extension), except that in the case of Eurodollar Loans, if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day. Except as expressly provided otherwise in the Credit Agreement, all computations of interest and fees shall be made on the basis of actual number of days elapsed over a year of 360 days, except with respect to computation of interest on Foreign Currency Loans denominated in Pounds Sterling and Base Rate Loans which (unless the Base Rate is determined by reference to the Federal Funds
         Rate) shall be calculated based on a year of 365 or 366 days, as appropriate. Interest shall accrue from and include the date of borrowing, but exclude the date of payment.


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

         3.15  Mandatory Assignment.

         In the event any Lender delivers to either Borrower any notice in accordance with Section 3.6 or any Lender requests payment by any Borrower of any additional amounts pursuant to Section 3.10, then, provided that no Default or Event of Default has occurred and is continuing at such time, Hunt may, at its own expense (such expense to include any transfer fee payable to the Agent under Section 11.3(b)), and in its sole discretion require such Lender to transfer and assign in whole or in part, without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all or part of its interests, rights and obligations under the Credit Agreement to an Eligible Assignee which shall assume such assigned obligations, provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (ii) the Borrowers or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it under the Credit Agreement and all other amounts owed to it under the Credit Agreement.


                                    SECTION 4

                                    GUARANTY

         4.1   The Guarantee.

         Each of the Guarantors hereby jointly and severally guarantees to each Lender and the Agent as hereinafter provided the prompt payment of the Borrowers' Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Borrowers' Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrowers' Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

         Notwithstanding any provision to the contrary contained in any of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Guarantor under the Credit Agreement shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code).

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


         4.2   Obligations Unconditional.

         The obligations of the Guarantors under Section 4.1 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Borrowers' Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.2 that the obligations of the Guarantors under the Credit Agreement shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against either Borrower or any other Guarantor of the Borrowers' Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full, all Commitments under the Credit Agreement have been terminated and no Person or Governmental Authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor under the Credit Agreement which shall remain absolute and unconditional as described above:

               (i) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Borrowers' Obligations shall be extended, or such performance or compliance shall be waived;

               (ii) any of the acts mentioned in any of the provisions of any of the Credit Documents or any other agreement or instrument referred to therein shall be done or omitted;

               (iii) the maturity of any of the Borrowers' Obligations shall be accelerated, or any of the Borrowers' Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents or any other agreement or instrument referred to therein shall be waived or any other guarantee of any of the Borrowers' Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;

               (iv) any Lien granted to, or in favor of, the Agent or any Lender or Lenders as security for any of the Borrowers' Obligations shall fail to attach or be perfected; or

               (v) any of the Borrowers' Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations under the Credit Agreement, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit

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Documents or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Borrowers' Obligations.

         4.3   Reinstatement.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Borrowers' Obligations is rescinded or must be otherwise restored by any holder of any of the Borrowers' Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.4   Certain Additional Waivers.

         Without limiting the generality of the provisions of this Section 4, each Guarantor hereby specifically waives the benefits of N.C. Gen. Stat.ss.ss.26-7 through 26-9, inclusive. Each Guarantor further agrees that such Guarantor shall have no right of recourse to security for the Borrowers' Obligations.

         4.5   Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Agent and the Lenders, on the other hand, the Borrowers' Obligations may be declared to be forthwith due and payable as provided in Section 9.2 (and shall be deemed to have become automatically due and payable in the circumstances provided in said Section 9.2) for purposes of Section 4.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Borrowers' Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Borrowers' Obligations being deemed to have become automatically due and payable), the Borrowers' Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of said Section 4.1.

         4.6   Rights of Contribution.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence hereof and to subsection (b) below), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 4.6 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such

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Guarantor under the other provisions of this Section 4, and such Excess Funding
Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (i) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 4 (hereafter, the "Guaranteed Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranteed Obligations; (ii) "Excess Payment" shall mean, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations; and
(iii) "Pro Rata Share", for the purposes of this Section 4.6, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (a) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor under the Credit Agreement) to (b) the amount by which the aggregate present fair saleable value of all assets and other properties of the applicable Borrower and all of the applicable Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and Guarantors under the Credit Agreement) of such Borrower and Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this
Section 4.6 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

         4.7   Continuing Guarantee.

         The guarantee in this Section 4 is a continuing guarantee, and shall apply to all Borrowers' Obligations whenever arising.


                                    SECTION 5

                                   CONDITIONS

         5.1   Closing Conditions.

         The obligation of the Lenders to enter into this Credit Agreement and to make the initial Loans or the Issuing Lender to issue the initial Letter of Credit, whichever shall occur first, shall be subject to satisfaction of the following conditions (in form and substance acceptable to the Lenders):

               (a) The Agent shall have received original counterparts of this Credit Agreement executed by each of the parties hereto;

               (b) The Agent shall have received all documents it may reasonably request relating to the existence and good standing of each of the Credit Parties, the corporate or other necessary authority for and the validity of the Credit Documents, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Agent;

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               (c) The Agent shall have received a certificate executed by the chief financial officer of Hunt as of the Closing Date stating that immediately after giving effect to this Credit Agreement and the other Credit Documents, (i) Hunt on a consolidated basis is Solvent, (ii) no Default or Event of Default exists and (iii) the representations and warranties set forth in Section 6 are true and correct in all material respects;

               (d) (i) The Agent shall have received a legal opinion of Drinker Biddle & Reath LLP, counsel for the Credit Parties, dated as of the Closing Date and in form and substance reasonably satisfactory to the Agent;

                   (ii) The Agent shall have received a legal opinion of special
               United Kingdom counsel for Hunt Europe, dated as of the Closing Date and in form and substance reasonably satisfactory to the Agent;

                   (iii) The Agent shall have received a legal opinion of
               special Netherlands counsel for Hunt BV, dated as of the Closing Date and in form and substance reasonably satisfactory to the Agent.

               (e) The Agent shall have received a certificate in form and substance satisfactory to the Agent executed by the chief financial officer of Hunt as of the Closing Date stating that (i) there does not exist any action, suit or proceeding, pending or, to the best knowledge of such Person, threatened, in which there is a reasonable possibility of an adverse decision, which would materially adversely affect the ability of the Credit Parties taken as a whole to perform their obligations under the Credit Documents or the ability of the Lenders to exercise their rights thereunder; (ii) none of the Domestic Subsidiaries of Hunt has any assets or liabilities as of November 28, 1999 or any cash flows for the 12 month period ended as of November 28, 1999 other than as set forth on a schedule attached to such certificate, except for (A) assets and cash flows of HGA, Hunt X-Acto and Hunt Holdings, (B) liabilities of HGA to trade creditors in an aggregate amount not exceeding $7,000,000, (C) liabilities of HGA to the Borrower in respect of intercompany loans and advances and (D) liabilities of Hunt Europe and Hunt BV to the Borrower in respect of intercompany loans and advances in an aggregate principal amount not to exceed $5,000,000; and (iii) immediately after giving effect to this Credit Agreement, the other Credit Documents and all other transactions contemplated by this Credit Agreement to occur on such date, (A) each of the Credit Parties is Solvent, (B) no Default or Event of Default exists and (C) the representations and warranties set forth in Section 6 are true and correct in all material respects;

               (f) The Agent shall have received, for its own account and for the accounts of the Lenders, all fees and expenses required by this Credit Agreement or any other Credit Document to be paid on or before the Closing Date; and

               (g) The Agent shall have received such other documents, agreements or information which may be reasonably requested by the Agent.

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         5.2   Conditions to all Extensions of Credit.

         The obligations of each Lender to make, convert or extend any Loan and of the Issuing Lender to issue or extend Letters of are subject to satisfaction of the following conditions in addition to satisfaction of the conditions set forth in Section 5.1:

                   (i) The applicable Borrower shall have delivered (A) in the case of any Revolving Loan or any Foreign Currency Loan, an appropriate Notice of Borrowing or Notice of Extension/Conversion or (B) in the case of any Letter of Credit, the Issuing Lender shall have received an appropriate request for issuance in accordance with the provisions of Section 2.2(b) or of Section 2.6(b);

                   (ii) The representations and warranties set forth in Section
               6 shall be, subject to the limitations set forth therein, true and correct in all material respects as of such date (except for those which expressly relate to an earlier date);

                   (iii) There shall not have been commenced against either
               Borrower or any Guarantor an involuntary case under any applicable bankruptcy, insolvency or other similar law now or after the Closing Date in effect, or any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its Property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed, undischarged or unbonded;

                   (iv) No Default or Event of Default shall exist and be
               continuing either prior to or after giving effect thereto;

                   (v) No material adverse change shall have occurred since
               November 28, 1999 in the condition (financial or otherwise), business, management or prospects of Hunt and its Subsidiaries taken as a whole; and

                   (vi) Immediately after giving effect to the making of such
               Loan (and the application of the proceeds thereof) or to the issuance of such Letter of Credit, as the case may be, (A) the sum of the aggregate principal amount of outstanding Revolving Loans plus Domestic LOC Obligations outstanding plus the aggregate principal amount of outstanding Competitive Loans plus the aggregate principal amount of outstanding Swingline Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the aggregate Revolving Committed Amount, (B) the sum of the Dollar Amount (as determined as of the most recent Determination Date) of the aggregate principal amount of outstanding Foreign Currency Loans plus the Dollar Amount (as determined as of the most recent Determination Date) of Foreign LOC Obligations outstanding shall not exceed the aggregate Foreign Currency Committed Amount and
               (C) the Domestic LOC Obligations shall not exceed the Domestic LOC Committed Amount.

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

The delivery of each Notice of Borrowing, each Notice of Extension/Conversion and each request for a Letter of Credit pursuant to Section 2.2(b) or Section 2.6(b) shall constitute a representation and warranty by the requesting Borrower of the correctness of the matters specified in subsections (ii), (iii), (iv),
(v) and (vi) above.


                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Agent and each Lender that:

         6.1   Financial Condition.

               (a) The audited consolidated balance sheet of Hunt and its consolidated Subsidiaries as of November 28, 1999 and the audited consolidated statements of earnings and statements of cash flows for the years ended November 27, 1998 and November 28, 1999 have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by PricewaterhouseCoopers, (ii) have been prepared in accordance with GAAP consistently, applied throughout the periods covered thereby and (iii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial position, results of operations and cash flows of Hunt and its consolidated Subsidiaries as of such date and for such periods. The unaudited interim balance sheets of Hunt and its consolidated Subsidiaries as at the end of, and the related unaudited interim statements of earnings and of cash flows for, each fiscal quarterly period ended after November 28, 1999 and prior to the Closing Date have heretofore been furnished to each Lender. Such interim financial statements for each such quarterly period, (i) have been prepared in accordance with the requirements of the Securities and Exchange Commission for Form 10-Q and (ii) present fairly in all material respects (on the basis disclosed in the footnotes to such financial statements) the consolidated financial position, results of operations and cash flows of Hunt and its consolidated Subsidiaries as of such date and for such periods. During the period from November 28, 1999 to and including the Closing Date, there has been no sale, transfer or other disposition by Hunt or any of its Subsidiaries of any material part of the business or property of Hunt and its consolidated Subsidiaries, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any capital stock of any other person) material in relation to the consolidated financial condition of Hunt and its consolidated Subsidiaries, taken as a whole, in each case, which, is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders on or prior to the Closing Date.

               (b) The projected balance sheets and income statements of Hunt and its consolidated Subsidiaries delivered to each Lender pursuant to
         Section 7.1(d), are based upon reasonable assumptions made known to the Lenders and upon information not known to be incorrect or misleading in any material respect.

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

         6.2   No Change.

         Since November 28, 1999, (a) there has been no development or event relating to or affecting Hunt or any of its Subsidiaries which has had or would be reasonably expected to have a Material Adverse Effect and (b) except as permitted under the Credit Agreement, no dividends or other distributions have been declared, paid or made upon the capital stock or other equity interest in Hunt or any of its Subsidiaries nor, except as otherwise permitted under the Credit Agreement, has any of the capital stock or other equity interest in Hunt or any of its Subsidiaries been redeemed, retired, purchased or otherwise acquired for value by such Person.

         6.3   Organization; Existence; Compliance with Law.

         Hunt and each of its Subsidiaries (a) is a corporation duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all material Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

         6.4   Power; Authorization; Enforceable Obligations.

         Each of the Credit Parties has the corporate or other necessary power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party, and, in the case of the Borrowers, to borrow under the Credit Agreement, and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. As of the Closing Date, no consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which such Credit Party is a party. This Credit Agreement and each other Credit Document to which any Credit Party is a party have been duly executed and delivered on behalf of the Credit Parties. Each of this Credit Agreement and the other Credit Document to which any Credit Party is a party constitutes a legal, valid and binding obligation of such Credit Party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

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


         6.5   No Legal Bar.

         The execution, delivery and performance of the Credit Documents by the Credit Parties, the borrowings under the Credit Agreement and the use of the proceeds thereof (a) will not violate any Requirement of Law or contractual obligation of Hunt or any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of Hunt or any of its Subsidiaries pursuant to any such Requirement of Law or contractual obligation and (c) will not violate or conflict with any provision of any Credit Party's articles of incorporation or by-laws.

         6.6   No Material Litigation.

         No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Credit Parties, threatened by or against Hunt or any of its Subsidiaries or against any of their respective properties or revenues which (a) relates to any of the Credit Documents or any of the transactions contemplated thereby or (b) would be reasonably expected to have a Material Adverse Effect.

         6.7   No Default.

         Neither Hunt nor any of its Subsidiaries is in default under or with respect to any of its contractual obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         6.8   Ownership of Property; Liens.

         Each of Hunt and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Permitted Liens.

         6.9   Intellectual Property.

         Each of Hunt and its Subsidiaries owns, or has the legal right to use, all United States trademarks, tradenames, copyrights, technology, know-how and processes necessary for each of them to conduct its business as currently conducted (the "Intellectual Property") except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. Except as provided on Schedule 6.9 (which was provided by Hunt on and as of the Closing Date), no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Credit Party know of any such claim, and the use of such Intellectual Property by Hunt or any of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.


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

         6.10  No Burdensome Restrictions.

         Except as previously disclosed in writing to the Lenders on or prior to the Closing Date, no Requirement of Law or contractual obligation of Hunt or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

         6.11  Taxes.

               (a) Each of Hunt and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the best knowledge of the Credit Parties, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested and with respect to which reserves in conformity with GAAP have been provided on the books of such Person), and no tax Lien has been filed, and, to the best knowledge of the Credit Parties, no claim is being asserted, with respect to any such tax, fee or other charge.

               (b) There are no income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, imposed, levied, collected, withheld or assessed by any English court, or governmental body, agency or other official either (i) on or by virtue of the execution or delivery of the Credit Agreement or any other Credit Document or (ii) on any payment to be made by the Borrowers under the Credit Agreement or any other Credit Document.

         6.12  ERISA.

         Except as set forth in Schedule 6.12 (which was provided by Hunt on and as of the Closing Date) or as could not reasonably be expected to have a Material Adverse Effect:

               (a) During the five-year period prior to the date on which this representation is made or deemed made: (i) no Termination Event has occurred, and, to the best knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan which is subject to Title IV of ERISA; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, has occurred with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in material compliance with its own terms and with the applicable provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

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               (b) The actuarial present value of all "benefit liabilities"
         under each Single Employer Plan (determined within the meaning of Section 401(a)(2) of the Code, utilizing the actuarial assumptions used to fund such Plans), whether or not vested, did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the current value of the assets of such Plan allocable to such accrued liabilities.

               (c) Neither Hunt, any of the Subsidiaries of Hunt nor any ERISA Affiliate has incurred, or, to the best knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither Hunt, any of the Subsidiaries of Hunt nor any ERISA Affiliate would become subject to any withdrawal liability under ERISA if Hunt, any of the Subsidiaries of Hunt or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. Neither Hunt, any of the Subsidiaries of Hunt nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent, or terminated.

               (d) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject Hunt, any of the Subsidiaries of Hunt or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which Hunt, any of the Subsidiaries of Hunt or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability.

               (e) Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

               (f) Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated thereunder will involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Credit Parties in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' representation in Section 11.17 with respect to their source of funds and is subject, in the event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the continued validity of Department of Labor Interpretative Bulletin 75-2, 29 C.F.R. ss. 2509.75-2(b) (November 13, 1986) or the issuance of any other similar relief or prohibited transaction exemption, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of
         Section 3(3) of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code.

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         6.13  Governmental Regulations, Etc.

               (a) No part of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U, or for the purpose of purchasing or carrying or trading in any securities. If requested by any Lender or the Agent, each of the Borrowers will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin stock" within the meanings of Regulation U does not constitute more than 25% of the value of the consolidated assets of Hunt and its Subsidiaries, more than 25% of the value of the consolidated assets of Hunt Europe and its Subsidiaries or more than 25% of the value of the consolidated assets of Hunt BV and its Subsidiaries. None of the transactions contemplated by the Credit Agreement (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto, or Regulation T, U or X.

               (b) Neither Hunt nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, neither Hunt nor any of its Subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, and is not controlled by such a company, or (ii) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               (c) As of the Closing Date, no director, executive officer or principal shareholder of Hunt or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

               (d) Each of Hunt and its Subsidiaries has obtained all material licenses, permits, franchises or other governmental authorizations necessary to the ownership of its respective Property and to the conduct of its business.

               (e) Neither Hunt nor any of its Subsidiaries is in violation of any applicable statute, regulation or ordinance of the United States of America, or of any state, city, town, municipality, county or any other jurisdiction, or of any agency thereof (including without limitation, environmental laws and regulations), which violation could reasonably be expected to have a Material Adverse Effect.

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               (f) Each of Hunt and its Subsidiaries is current with all
         material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all material respects with all applicable rules and regulations of such commissions.

         6.14  Subsidiaries.

         Schedule 6.14 sets forth all the Subsidiaries of Hunt at the Closing Date, the jurisdiction of their incorporation and the direct or indirect ownership interest of Hunt therein.

         6.15  Purpose of Loans and Letters of Credit.

         The proceeds of the Loans (other than the Foreign Currency Loans) shall be used solely by Hunt (i) to refinance certain existing Indebtedness of Hunt,
(ii) for the working capital and general corporate purposes of Hunt and its Domestic Subsidiaries and (iii) to finance acquisitions by Hunt. The proceeds of the Foreign Currency Loans requested by Hunt Europe shall be used solely by Hunt Europe (i) to refinance certain existing Indebtedness of Hunt Europe, (ii) for working capital and general corporate purposes of Hunt Europe and (iii) to finance acquisitions by Hunt Europe. The proceeds of the Foreign Currency Loans requested by Hunt BV shall be used solely by Hunt BV (i) to refinance certain existing Indebtedness of Hunt BV, (ii) for working capital and general corporate purposes of Hunt BV and (iii) to finance acquisitions by Hunt BV. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and obligations not otherwise aforementioned relating to transactions entered into by the Borrowers in the ordinary course of business.

         6.16  Environmental Matters.

         Except as set forth in Schedule 6.16 (which was provided by Hunt on and as of the Closing Date) or as could not reasonably be expected to have a Material Adverse Effect:

         (a) Each of the facilities and properties owned, leased or operated by Hunt or any of its Domestic Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the businesses operated by Hunt or any of its Domestic Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Properties that could give rise to liability under any applicable Environmental Laws.

         (b) None of the Properties contains, or has previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute a violation of, or could give rise to liability under, Environmental Laws.

         (c) Neither Hunt nor any of its Domestic Subsidiaries has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability

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regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Businesses that remains unresolved, nor does Hunt or any of its Domestic Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

         (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of at, on or under any of the Properties or, to the best knowledge of the Credit Parties, any other location, in each case by or on behalf of Hunt or any of its Domestic Subsidiaries in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the best knowledge of any Credit Party, threatened, under any Environmental Law to which Hunt or any of its Domestic Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Hunt or any of its Domestic Subsidiaries, the Properties or the Businesses.

         (f) There has been no release or, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of Hunt or any of its Domestic Subsidiaries in connection with the Properties or otherwise in connection with the Businesses, in violation of Environmental Laws.


                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as the Credit Agreement is in effect or any amounts payable under the Credit Agreement or under any other Credit Document shall remain outstanding, and until all of the Commitments shall have terminated:

         7.1   Information Covenants.

         Hunt will furnish, or cause to be furnished, to the Agent:

               (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the close of each fiscal year of Hunt and its Subsidiaries, a consolidated balance sheet and income statement of Hunt and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of Hunt and its Subsidiaries

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         as a going concern; provided that, the delivery within the time period specified above of Hunt's Annual Report on Form 10-K for any fiscal year prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subsection (a) for such period.

               (b) Quarterly Financial Statements. As soon as available, and in any event within 45 days after the close of each fiscal quarter of Hunt and its Subsidiaries (other than the fourth fiscal quarter, in which case 90 days after the end thereof) a consolidated balance sheet and income statement of Hunt and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Agent, and accompanied by a certificate of the chief financial officer of Hunt to the effect that such quarterly financial statements fairly present in all material respects the financial position of Hunt and its Subsidiaries and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments; provided that, the delivery within the time period specified above of Hunt's Annual Report on Form 10-Q for any fiscal quarter prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this subsection (a) for such period.

               (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of the chief financial officer of Hunt; substantially in the form of Schedule 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.11 by calculation thereof as of the end of each such fiscal period and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action Hunt proposes to take with respect thereto.

               (d) Annual Business Plan and Budgets. At least 90 days after the end of each fiscal year of Hunt, beginning with the fiscal year ending December 3, 2000, an annual business plan and budget of Hunt containing, among other things, projected financial statements for the next fiscal year.

               (e) Accountant's Certificate. Within the period for delivery of the annual financial statements provided in Section 7.1(a), a certificate of the accountants conducting the annual audit stating that they have reviewed Section 7.11 of the Credit Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default under such Section 7.11 and, if any such Default or Event of Default exists, specifying the nature and extent thereof.

               (f) Auditor's Reports. Promptly upon receipt thereof, a copy of any other report or "management letter" submitted by independent accountants to Hunt or any of its Subsidiaries in connection with any annual, interim or special audit of the books of such Person.

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               (g) Reports. Promptly upon transmission or receipt thereof, (i)
         copies of any filings and registrations with, and reports to or, if material, from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports as Hunt or any of its Subsidiaries shall send to its shareholders or to a holder of any Indebtedness owed by Hunt or any of its Subsidiaries in its capacity as such a holder and
         (ii) upon the request of the Agent, all reports and written information to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

               (h) Notices. Upon a Credit Party obtaining knowledge thereof, Hunt will give written notice to the Agent immediately of (a) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Credit Parties propose to take with respect thereto, and (b) the occurrence of any of the following with respect to Hunt or any of its Subsidiaries (i) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined is likely to have a Material Adverse Effect, (ii) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation, or alleged violation of any federal, state or local law, rule or regulation, including but not limited to, Environmental Laws, the violation of which would likely have a Material Adverse Effect, or (iii) any notice or determination concerning the imposition of any withdrawal liability by a multiemployer Plan against such Person or any ERISA Affiliate, the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA or the termination of any Plan.

               (i) ERISA. Upon any of the Credit Parties obtaining knowledge thereof, Hunt will give written notice to the Agent promptly (and in any event within five business days) of: (i) of any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, a Termination Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against Hunt or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which Hunt, any of the Subsidiaries of Hunt or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that reasonably could be expected to have a Material Adverse Effect; together, with a description of any such event or condition or a copy of any such notice and a statement by the principal financial officer of Hunt briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is

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

         being taken or is proposed to be taken by the Credit Parties with respect thereto. Promptly upon request, Hunt shall furnish the Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

               (j) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of Hunt or any of its Subsidiaries as the Agent or the Required Lenders may reasonably request.

         7.2   Preservation of Existence and Franchises.

         Except as otherwise permitted pursuant to the terms of Section 8.4, Hunt will, and will cause each of its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, material rights and franchises and authority.

         7.3   Books and Records.

         Hunt will, and will cause each of its Subsidiaries to, keep complete and accurate books and records of its transactions in accordance with GAAP.

         7.4   Compliance with Law.

         Hunt will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its property if noncompliance with any such law, rule, regulation, order or restriction would have a Material Adverse Effect.

         7.5   Payment of Taxes and Other Indebtedness.

         Hunt will, and will cause each of its Subsidiaries to, pay and discharge (i) all taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited under the Credit Agreement, all of its other Indebtedness as it shall become due; provided, however, that Hunt and its Subsidiaries shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate accruals therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would have a Material Adverse Effect.


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         7.6   Insurance.

         Hunt will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice.

         7.7   Maintenance of Property.

         Hunt will, and will cause each of its Subsidiaries to, maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

         7.8   Performance of Obligations.

         Hunt will, and will cause each of its Subsidiaries to, perform in all material respects all of its obligations under the terms of all material agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound.

         7.9   Use of Proceeds.

         The Borrowers will use the proceeds of the Loans and will use the Letters of Credit solely for the purposes set forth in Section 6.15.

         7.10  Audits/Inspections.

         Upon reasonable notice and during normal business hours, Hunt will, and will cause each of its Subsidiaries to, permit representatives appointed by the Agent, including, without limitation, independent accountants, agents, attorneys, and appraisers to visit and inspect its property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Agent or its representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers, employees and representatives of such Person.

         7.11  Financial Covenants.

               (a) Consolidated Net Worth. Consolidated Net Worth at all times shall be no less than $60,000,000, increased on a cumulative basis as of the end of each fiscal quarter commencing with the fiscal quarter ending February 27, 2000 by an amount equal to 30% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended.

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               (b) Consolidated Leverage Ratio. The Consolidated Leverage Ratio
         at each Calculation Date shall be no greater than 3.00 to 1.00

               (c) Consolidated Fixed Charge Coverage Ratio. The Consolidated Fixed Charge Coverage Ratio at each Calculation Date shall be no less than 1.30 to 1.00.

         7.12  Additional Credit Parties.

         Within thirty (30) days of any Person becoming a Material Subsidiary of Hunt or in the event that Hunt elects to cause any other present or future direct or indirect Subsidiary of Hunt to become a Guarantor under the Credit Agreement, Hunt shall so notify the Agent and shall cause such Person to (a) execute a Joinder Agreement in substantially the same form as Schedule 7.12 and
(b) deliver such other documentation as the Agent may reasonably request in connection with the foregoing, including, without limitation, certified corporate resolutions and other corporate documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Agent.

         Notwithstanding any provision of the Credit Agreement to the contrary, in the event that any Guarantor shall not be or that any Guarantor shall cease to be a Material Subsidiary in accordance with the terms of the Credit Agreement, then, upon written request of Hunt to the Agent and provided that no Default or Event of Default shall exist at such time (1) such Guarantor, automatically and without further act on the part of the Agent or the Lenders, shall cease to be a Guarantor and shall be released from its obligations under the Credit Agreement and (2) the Agent (on behalf of the Lenders) shall thereupon execute such documents and take such other action reasonably requested by Hunt to cause such Guarantor to be released from its obligations arising under the Credit Agreement.

         7.13  Ownership of Subsidiaries.

         Except to the extent otherwise provided in Section 8.4(b), Section 8.5 and clause (xv) of the definition of "Permitted Investments" set forth in
Section 1.1 and Section 8.11, Hunt shall, directly or indirectly, own at all times 100% of the capital stock of each of its Subsidiaries.


                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that, so long as the Credit Agreement is in effect or any amounts payable under the Credit Agreement or under any other Credit Document shall remain outstanding, and until all of the Commitments shall have terminated:

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         8.1   Indebtedness.

         Hunt will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, except:

               (a) Indebtedness arising under the Credit Agreement and the other Credit Documents;

               (b) Indebtedness of Hunt and any of its Subsidiaries existing as of the Closing Date and set forth in Schedule 8.1 (which was provided by Hunt on and as of the Closing Date), and renewals, refinancings and extensions thereof on terms and conditions no less favorable to such Person than such existing Indebtedness;

               (c) purchase money Indebtedness (including Capital Leases) incurred after the Closing Date by Hunt or any of its Foreign Subsidiaries to finance the purchase of fixed assets provided that (i) the aggregate principal amount of such Indebtedness plus the aggregate outstanding principal amount of Indebtedness permitted pursuant to clause (b) above and clause (i)(i) below shall not exceed $10,000,000 at any time, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

               (d) unsecured Indebtedness of Hunt or any of its Foreign Subsidiaries with respect to letters of credit (other than Letters of Credit issued under the Credit Agreement) provided that the aggregate maximum amount available to be drawn under all such letters of credit, together with all unreimbursed drawings with respect thereto, shall not exceed $10,000,000 at any time outstanding;

               (e) obligations of Hunt in respect of interest rate protection agreements, foreign currency exchange, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

               (f) obligations in connection with any Permitted Receivables Financing;

               (g) intercompany Indebtedness of HGA, Hunt Europe and Hunt BV owing to Hunt to the extent permitted by the definition of "Permitted Investments" set forth in Section 1.1;

               (h) Indebtedness arising under the Senior Note Agreement and the Senior Notes in an aggregate principal amount of up to $50,000,000; and

               (i) in addition to the Indebtedness otherwise permitted by this
         Section 8.1,

               (i) other Indebtedness incurred after the Closing Date by Hunt or any of its Foreign Subsidiaries provided that (A) in the case of any such Indebtedness incurred by the Borrowers, the loan

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               documentation with respect to such Indebtedness shall not contain covenants or default provisions relating to Hunt and its Subsidiaries that are more restrictive than the covenants and default provisions contained in the Credit Documents, (B) on the date of incurrence of such Indebtedness after giving effect on a Pro Forma Basis to the incurrence of such Indebtedness and to the concurrent retirement of any other Indebtedness of Hunt or any of its Subsidiaries, no Default or Event of Default would exist under the Credit Agreement and (C) the aggregate principal amount of such Indebtedness plus the aggregate outstanding principal amount of Indebtedness permitted pursuant to clauses (b) and (c) above shall not exceed $10,000,000 at any time; and

               (ii) (A) Guaranty Obligations of Hunt with respect to any Indebtedness of a Foreign Subsidiary permitted under this Section
               8.1 and (B) Guaranty Obligations of any Subsidiary of Hunt that is a Guarantor with respect to any Indebtedness of Hunt permitted under this Section 8.1.

         Notwithstanding the foregoing of this Section 8.1, the aggregate outstanding principal amount of all Indebtedness incurred after the Closing Date by any Subsidiaries of Hunt (other than Indebtedness permitted under subsection (a), (b) or (g) hereof) plus the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted under subsection (xiii) of the definition of "Permitted Liens" plus the aggregate outstanding obligations incurred in transactions permitted by Section 8.12 shall not exceed, at any time, 20% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

         8.2   Liens.

         Hunt will not, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of their Property, whether now owned or after acquired, except for Permitted Liens.

         8.3   Nature of Business.

         Neither Hunt nor any of its Subsidiaries will substantively alter the character or conduct of the business conducted by any such Person as of the Closing Date.

         8.4   Consolidation, Merger, Sale or Purchase of Assets, etc.

         Hunt will not, nor will it permit any of its Subsidiaries to:

               (a) dissolve, liquidate or wind up their affairs, or enter into any transaction of merger or consolidation; provided, however, that, so long as no Default or Event of Default would be directly or indirectly caused as a result thereof, (i) Hunt may merge or consolidate with any of its Subsidiaries provided that Hunt is the surviving corporation;
         (ii) any Domestic Subsidiary of Hunt may merge or consolidate with any


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         other Domestic Subsidiary of Hunt; (iii) any Domestic Subsidiary of
         Hunt may merge or consolidate with any Foreign Subsidiary of Hunt provided that such Domestic Subsidiary is the surviving corporation;
         (iv) any Foreign Subsidiary of Hunt may merge or consolidate with any other Foreign Subsidiary of Hunt; and (v) any Wholly-Owned Subsidiary of Hunt may dissolve, liquidate or wind up its affairs at any time;

               (b) sell, lease, transfer or otherwise dispose of any Property (including without limitation pursuant to any sale and leaseback transaction) other than (i) the sale of inventory in the ordinary course of business for fair consideration, (ii) the sale or disposition of machinery and equipment no longer used or useful in the conduct of such Person's business, (iii) in a Permitted Receivables Financing and
         (iv) other sales of assets, provided that (A) after giving effect on a Pro Forma Basis to such sale or other disposition, no Default or Event of Default would exist under the Credit Agreement and (B) Hunt shall give notice to the Agent and each of the Lenders specifying the anticipated or actual date of such asset sale, briefly describing the assets sold or to be sold and setting forth the net book value of such assets and the aggregate consideration and Net Proceeds to be received for such assets in connection with such asset sale, and thereafter Hunt shall (1) within the period of twelve months following the consummation of such asset sale (with respect to any such asset sale, the "Application Period"), apply (or cause an applicable Subsidiary to apply) an amount equal to the Excess Sale Proceeds of such asset sale to the purchase, acquisition or, in the case of real property, construction of Alternative Assets in a transaction complying with all of the terms and conditions of the Credit Agreement or (2) prepay the Loans in connection with such asset sale to the extent required by
         Section 3.3(b)(iii); or

               (c) acquire all or any portion of the capital stock or securities of any other Person or purchase, lease or otherwise acquire (in a single transaction or a series of related transactions) all or any substantial part of the Property of any other Person unless (i) such Property or Person represents operations similar to those Hunt and its Subsidiaries, (ii) no Default or Event of Default exists, and (iii) after giving effect to such transaction, no Default or Event of Default would exist.

         8.5   Advances, Investments, Loans, etc.

         Hunt will not, nor will it permit any of its Subsidiaries to, make Investments in or to any Person, except for Permitted Investments.

         8.6   Restricted Payments.

         Hunt will not, nor will it permit any of its Subsidiaries to, directly or indirectly declare, order, make or set apart any sum for or pay any Restricted Payment, except (i) to make (A) dividends payable solely in the same class of capital stock of such Person and (B) other Restricted Payments payable solely in common stock of such Person, (ii) to make dividends or other distributions payable to Hunt (directly or indirectly through Subsidiaries of Hunt), (iii) as permitted by Section 8.7, (iv) the repurchase by Hunt of outstanding shares of its capital stock, provided that (A) no proceeds of any Loans shall be used to finance any such repurchase, (B) no Indebtedness is incurred by the Borrowers to finance any such repurchase and (C) the aggregate


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cash consideration paid for all such repurchases occurring after July 1, 1998 shall not exceed $25,000,000 and (v) so long as no Default or Event of Default exists, other Restricted Payments made by Hunt.

         8.7   Prepayments of Indebtedness, etc.

         Hunt will not, nor will it permit any of its Subsidiaries to, (i) if any Default or Event of Default has occurred and is continuing or would be directly or indirectly caused as a result thereof, make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any other Indebtedness (other than Subordinated Indebtedness) or (ii) make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness subordinated to the obligations of the Borrowers or the Guarantors under the Credit Agreement or (iii) amend, modify or change its articles of incorporation (or corporate charter or other similar organizational document) or bylaws (or other similar document) where such change would have a Material Adverse Effect.

         8.8   Transactions with Affiliates.

         Hunt will not, nor will it permit any of its Subsidiaries to, enter into or permit to exist any transaction or series of transactions with any officer, director, shareholder, Subsidiary or Affiliate of such Person other than (a) advances of working capital to Hunt, (b) transfers of cash and assets to Hunt, (c) transactions permitted by Section 8.1(g), Section 8.4(a), Section
8.5 or Section 8.6, (d) normal compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in the Credit Agreement, other transactions which are entered into in the ordinary course of such Person's business on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arms-length transactions with a Person other than an officer, director, shareholder, Subsidiary or Affiliate.

         8.9   Fiscal Year.

         Without the prior written approval of the Agent, Hunt will not, nor will it permit any of its Subsidiaries to, change its fiscal year.

         8.10 Limitation on Restrictions on Subsidiary Dividends and Other Distributions, etc.

         Hunt will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Person to (a) pay dividends or make any other distribution on any of such Person's capital stock, (b) subject to subordination provisions, pay any Indebtedness owed to the Borrowers or any other Credit Party, (c) make loans or advances to any other Credit Party or (d) transfer any

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of its Property to any other Credit Party, except for encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest and (ii) the Credit Agreement and the other Credit Documents.

         8.11  Issuance and Sale of Subsidiary Stock.

         Hunt will not, nor will it permit any of its Subsidiaries to, except to qualify directors where required by applicable law and except as otherwise permitted under the terms of Section 8.4(b), sell, transfer or otherwise dispose of, any shares of capital stock of any of its Subsidiaries or permit any of its Subsidiaries to issue, sell or otherwise dispose of, any shares of capital stock of any of its Subsidiary.

         8.12  Sale Leasebacks.

         Hunt will not, nor will it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real or personal or mixed), whether now owned or acquired after the Closing Date, (i) which such Person has sold or transferred or is to sell or transfer to any other Person other than Hunt or (ii) which such Person intends to use for substantially the same purpose as any other Property which has been sold or is to be sold or transferred by such Person to any other Person in connection with such lease that would cause the aggregate outstanding obligations of Hunt and its Subsidiaries in respect of all such transactions plus the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted under subsection (xiii) of the definition of "Permitted Liens" plus the aggregate outstanding principal amount of all Indebtedness of all Subsidiaries of Hunt to exceed, at any time, 20% of Consolidated Net Worth as of the then most recent Calculation Date with respect to which the Agent shall have received the Required Financial Information.

         8.13  No Further Negative Pledges.

         Hunt will not, nor will it permit any of its Subsidiaries to, enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or acquired after the Closing Date, or requiring the grant of any security for such obligation if security is given for some other obligation, other than (i) pursuant to the Senior Note Agreement and the Senior Notes, in each case as in effect as of August 1, 1996, and (ii) prohibitions against other encumbrances on specific Property encumbered to secure payment of particular Indebtedness (which Indebtedness relates solely to such specific Property, and improvements and accretions thereto, and is otherwise permitted hereby).

         8.14  Operating Lease Obligations.

         Hunt will not, nor will it permit any of its Subsidiaries to, enter into, assume or permit to exist any obligations for the payment of rental under Operating Leases which in the aggregate for all such Persons would exceed $10,000,000 in any fiscal year.


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                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1   Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each an "Event of Default"):

               (a)  Payment. Any Credit Party shall

                    (i) default in the payment when due of any principal of any of the Loans or of any reimbursement obligations arising from drawings under Letters of Credit, or

                    (ii) default, and such defaults shall continue for five (5)
               or more days, in the payment when due of any interest on the Loans or on any reimbursement obligations arising from drawings under Letters of Credit, or of any Fees or other amounts owing under the Credit Agreement, under any of the other Credit Documents or in connection therewith; or

               (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party in any of the Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant thereto shall prove untrue in any material respect on the date as of which it was deemed to have been made; or

               (c)  Covenants. Any Credit Party shall

                    (i) default in the due performance or observance of any
               term, covenant or agreement contained in Sections 7.2, 7.9, 7.11, 7.12, 7.13 or 8.1 through 8.14, inclusive, or

                    (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or this Section 9.1) contained in the Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of a responsible officer of a Credit Party becoming aware of such default or notice thereof by the Agent; or

               (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents (subject to applicable grace or cure periods, if any), or (ii) any Credit Document shall fail to be in full force and effect or to give the Agent and/or the Lenders the liens, rights, powers and privileges purported to be created thereby; or

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

               (e) Guaranties. The guaranty given by any Guarantor under the Credit Agreement(including any Additional Credit Party) or any provision thereof shall cease to be in full force and effect, or any Guarantor (including any Additional Credit Party) under the Credit Agreement or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

               (f) Bankruptcy Event. Any Bankruptcy Event shall occur with respect to Hunt or any of its Subsidiaries; or

               (g) Defaults under Other Agreements. With respect to any Indebtedness (other than Indebtedness outstanding under the Credit Agreement) in excess of $10,000,000 in the aggregate for Hunt and its Subsidiaries taken as a whole, (i) Hunt or any of its Subsidiaries shall (A) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or
         (B) default in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required), any such Indebtedness to become due prior to its stated maturity; or (ii) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; or

               (h) Judgments. One or more judgments or decrees shall be entered against Hunt or any of its Subsidiaries involving a liability of $10,000,000 or more in the aggregate (to the extent not paid or fully covered by insurance provided by a carrier who has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

               (i) ERISA. Any of the following events or conditions, if such event or condition could have a Material Adverse Effect: (1) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, or any lien shall arise on the assets of Hunt, any Subsidiary of Hunt or any ERISA Affiliate in favor of the PBGC or a Plan; (2) a Termination Event shall occur with respect to a Single Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (3) a Termination Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Agent, likely to result in (i) the termination of such Plan for purposes of Title IV of ERISA, or (ii)

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

         Hunt, any Subsidiary of Hunt or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency or (within the meaning of Section 4245 of ERISA) such Plan; or (4) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject Hunt, any Subsidiary of Hunt or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or
         Section 4975 of the Code, or under any agreement or other instrument pursuant to which Hunt, any Subsidiary of Hunt or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability; or

               (j) Ownership. There shall occur a Change of Control; or

               (k) Senior Note Agreement. There shall occur and be continuing any Event of Default under and as defined in the Senior Note Agreement.

         9.2   Acceleration; Remedies.

         Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by the Required Lenders or cured to the satisfaction of the Required Lenders (pursuant to the voting procedures in Section 11.6), the Agent shall, upon the request and direction of the Required Lenders, by written notice to the Credit Parties take any of the following actions without prejudice to the rights of the Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for in the Credit Agreement:

         (i) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.

         (ii) Acceleration. Declare the unpaid principal of and any accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by the Borrowers to any of the Lenders under the Credit Agreement to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers.

         (iii) Cash Collateral. Direct (A) Hunt to pay (and Hunt agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the Domestic LOC Obligations in respect of subsequent drawings under all then outstanding Domestic Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Domestic Letters of Credits then outstanding, (B) Hunt Europe to pay (and Hunt Europe agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the

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         Lenders, in a cash collateral account as additional security for the
         Foreign LOC Obligations in respect of subsequent drawings under all applicable then outstanding Foreign Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all such Foreign Letters of Credits then outstanding and/or (C) Hunt BV to pay (and Hunt BV agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 9.1(f), it will immediately pay) to the Agent additional cash, to be held by the Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the Foreign LOC Obligations in respect of subsequent drawings under all applicable then outstanding Foreign Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all such Foreign Letters of Credits then outstanding.

         (iv) Enforcement of Rights. Enforce any and all rights and interests created and existing under the Credit Documents and all rights of set-off.

         Notwithstanding the foregoing, if an Event of Default specified in
Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all reimbursement obligations arising from drawings under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid Fees and other indebtedness or obligations owing to the Lenders under the Credit Agreement automatically shall immediately become due and payable without the giving of any notice or other action by the Agent.


                                   SECTION 10

                                AGENCY PROVISIONS

         10.1  Appointment.

         Each Lender hereby designates and appoints Bank of America as administrative agent (in such capacity as Agent under the Credit Agreement, the "Agent") of such Lender to act as specified in the Credit Documents, and each such Lender hereby authorizes the Agent as the agent for such Lender, to take such action on its behalf under the provisions of the Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms of the Credit Agreement and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Credit Agreement and in the other Credit Documents, the Agent shall not have any duties or responsibilities, except those expressly set forth in the Credit Agreement and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agent. Except as otherwise expressly provided in the Credit Agreement, the provisions of this Section are solely for the benefit of the Agent and the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions of the Credit Agreement. In performing its functions and duties under the Credit Agreement and the other Credit Documents, the Agent shall not act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.


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

         10.2  Delegation of Duties.

         The Agent may execute any of their respective duties under the Credit Agreement or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.3  Exculpatory Provisions.

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Agreement or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained in the Credit Agreement or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by the Agent under or in connection with the Credit Agreement or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations thereunder. The Agent shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of the Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made therein or made by either Borrower or any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection therewith furnished or made by the Agent to the Lenders or by or on behalf of the Credit Parties to the Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties.








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         10.4  Reliance on Communications.

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agent with reasonable care). The Agent may deem and treat the Lenders as the owner of their respective interests under the Credit Agreement for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent in accordance with Section 11.3(b). The Agent shall be fully justified in failing or refusing to take any action under the Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 11.6, all the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

         10.5  Notice of Default.

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

         10.6  Non-Reliance on Agent and Other Lenders.

         Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any affiliate thereof taken after the Closing Date, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and the other Credit Parties and made its own decision to make its Loans and enter into the Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and

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

creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent under the Credit Agreement, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrowers and the other Credit Parties which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

         10.7  Indemnification.

         The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the final payment of all of the obligations of the Borrowers under the Credit Documents) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of the Credit Agreement or the other Credit Documents or any documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments.

         10.8  Agent in its Individual Capacity.

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though the Agent were not Agent under the Credit Agreement. With respect to the Loans made by and all obligations of the Borrowers under the Credit Documents owing to it, the Agent shall have the same rights and powers under the Credit Agreement as any Lender and may exercise the same as though they were not Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

         10.9  Successor Agent.

         The Agent may, at any time, resign upon 20 days' written notice to the Lenders and Hunt, and be removed with or without cause by the Required Lenders upon 30 days' written notice to the Agent. Upon any such resignation or removal, the Required Lenders shall have the right, with the prior consent of Hunt, to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days


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after the notice of resignation or notice of removal, as appropriate, then the retiring Agent, with the prior consent of Hunt, shall select a successor Agent provided such successor is a Lender under the Credit Agreement or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as Agent under the Credit Agreement by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under the Credit Agreement and the other Credit Documents and the provisions of this Section 10.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Agreement.


                                   SECTION 11

                                  MISCELLANEOUS

         11.1  Notices.

         Except as otherwise expressly provided in the Credit Agreement, all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address, in the case of the Borrowers, Guarantors and the Agent, set forth below, and, in the case of the Lenders, set forth on Schedule 2.1(a), or at such other address as such party may specify by written notice to the other parties to the Credit Agreement:

                  if to Hunt or the Guarantors:

                           Hunt Corporation
                           One Commerce Square
                           2005 Market Street
                           Philadelphia, PA  19103-7085
                           Attn:  Mr. William E. Chandler
                                  Chief Financial Officer
                           Telephone:  (215) 841-2300
                           Telecopy:   (215) 656-3711

                  if to Hunt Europe:

                           Hunt Graphics Europe Limited
                           Chester Hall Lane
                           Basildon, Essex, England  SS143BG
                           Attn:  Mr. Derek Wotton
                           Telephone:  011-44-1268-530-331
                           Telecopy: 011-44-1268-527-211

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

                  if to Hunt BV:

                           Hunt Graphics Europe B.V.
                           Kanaaldijk O.Z. 3, P.O.B. 29
                           8100 AA Raalte
                           Netherlands
                           Attn:  Ton DeWinter
                           Telephone: 011-31572 345 500
                           Telecopy:  011-31572 345 501

                  if to the Agent:

                           Bank of America, N.A.
                           Independence Center, 15th Floor
                           NC1-001-15-04
                           101 N. Tryon Street
                           Charlotte, North Carolina 28255
                           Attn:  Agency Services
                           Telephone:  (704) 386-8388
                           Telecopy:   (704) 386-9923

                  with a copy to:

                           Bank of America, N.A.
                           10 Light Street
                           20th Floor
                           Baltimore, Maryland  21202-1499
                           Attn:  Robert M. Searson
                           Telephone:  (410) 605-8038
                           Telecopy:   (410) 539-7508

         11.2  Right of Set-Off.

         In addition to any rights now or after the Closing Date granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to such Lender under the Credit Agreement, the other Credit Documents or otherwise, irrespective of whether such Lender shall have made any demand under the Credit Agreement and although such obligations, liabilities or claims of such Lender to such Credit Party, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been

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made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. Each of the Credit Parties hereby agrees that any Person purchasing a participation in the Loans and Commitments pursuant to Section 11.3(c) or Section 3.13 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender under the Credit Agreement.

         11.3  Benefit of Agreement.

               (a) Generally. The Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties to the Credit Agreement; provided that none of the Credit Parties may assign and transfer any of its interests without prior written consent of the Lenders and Hunt; provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations under the Credit Agreement shall be limited as set forth in this Section 11.3, provided however that nothing in the Credit Agreement shall prevent or prohibit any Lender from (i) pledging its Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) granting assignments or participation in such Lender's Loans and/or Commitments to its parent company and/or to any affiliate of such Lender which is at least 50% owned by such Lender or its parent company.

               (b) Assignments. Each Lender may assign all or a portion of its rights and obligations under the Credit Agreement pursuant to an assignment agreement substantially in the form of Schedule 11.3(b) to one or more Eligible Assignees, provided that any such assignment shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 above such amount. Any assignment under this Section 11.3(b) shall be effective upon delivery to the Agent of written notice of the assignment together with a transfer fee of $3,500 payable to the Agent for its own account. The assigning Lender will give prompt notice to the Agent and Hunt of any such assignment. Upon the effectiveness of any such assignment (and after notice to Hunt as provided in the Credit Agreement), the assignee shall become a "Lender" for all purposes of the Credit Agreement and the other Credit Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations under the Credit Agreement to the extent of the Loans and Commitment components being assigned. By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties to the Credit Agreement as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit

         Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under the Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of the Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Credit Agreement or any other Credit Document as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

               (c) Participations. Each Lender may sell, transfer, grant or assign participations in all or any part of such Lender's interests and obligations under the Credit Agreement; provided that (i) such selling Lender shall remain a "Lender" for all purposes under the Credit Agreement (such selling Lender's obligations under the Credit Documents remaining unchanged) and the participant shall not constitute a Lender under the Credit Agreement, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to the Credit Agreement or the other Credit Documents except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on or Fees in respect of any Loans in which the participant is participating, (B) postpone the date fixed for any payment of principal (including extension of the Termination Date or the date of any mandatory prepayment), interest or Fees in which the participant is participating, or (C) release any Guarantor from its guaranty obligations under the Credit Agreement(except as expressly provided in the Credit Documents), (iii) sub-participations by the participant (except to an affiliate, parent company or affiliate of a parent company of the participant) shall be prohibited and (iv) any such participations shall be in a minimum aggregate amount of $5,000,000 of the Commitments and in integral multiples of $1,000,000 in excess thereof. In the case of any such participation, the participant shall not have any rights under the Credit Agreement or the other Credit Documents (the participant's rights against the selling Lender in respect of such participation to be those set forth in the participation agreement with such Lender creating such participation) and all amounts payable by the Borrowers under the Credit Agreement shall be determined as if such Lender had not sold such participation, provided, however, that such participant shall be entitled to receive additional amounts under Sections 3.6, 3.9, 3.10 and 3.11 on the same basis as if it were a Lender, except that all claims and petitions for payment and all payments made pursuant to such sections shall be made through such selling Lender and except that a participant shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount of which the selling Lender would have been entitled.

         11.4  No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Agent or any Lender in exercising any right, power or privilege under any Credit Document and no course of dealing between any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege thereunder. The rights and remedies provided in the Credit Agreement are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Borrowers or any other Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

         11.5  Payment of Expenses, etc.

         Hunt agrees to: (i) pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery and administration of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Agent) and any amendment, waiver or consent relating thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under the Credit Agreement and of the Agent and the Lenders in connection with enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agent and each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Lender, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified).

         11.6  Amendments, Waivers and Consents.

         Neither the Credit Agreement nor any other Credit Document nor any of the terms thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing entered into by, or approved in writing by, the Required Lenders, provided that no such amendment, change, waiver, discharge or termination shall, without the consent of each affected Lender, (i) extend the scheduled maturities (including the final maturity and any mandatory prepayments) of any Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees under the Credit Agreement or reduce the principal amount thereof, or increase the Commitments of the Lenders over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or of a mandatory reduction in the total commitments shall not constitute a change in the terms of any Commitment of any Lender),
(ii) release any Guarantor from its guaranty obligations under the Credit Agreement (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 11.5, (iv) reduce any percentage specified in, or otherwise modify, the definition of "Required Lenders" or (v) consent to the assignment or transfer by any Borrower (or Guarantor) of any of its rights and obligations under (or in respect of) the Credit Agreement. No provision of Section 2.2 or Section 2.6 may be amended without the consent of the Issuing Lender, no provision of Section 2.4 may be amended without the consent of the Swingline Lender and no provision of Section 10 may be amended without the consent of the Agent.

         11.7  Counterparts.

         This Credit Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of the Credit Agreement to produce or account for more than one such counterpart.

         11.8  Headings.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of hereof.

         11.9  Survival of Indemnification.

         All indemnities set forth in the Credit Agreement, including, without limitation, in Section 2.2(h), 2.6(i), 3.9, 3.11, 10.7 or 11.5 shall survive the making of the Loans, the issuance of the Letters of Credit, the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments under.

         11.10  Governing Law; Submission to Jurisdiction; Venue; Arbitration.

                (a) THE CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to the Credit Agreement or any other Credit Document may be brought in the courts of the State of North Carolina in Mecklenburg County, or of the United States for the Western District of North Carolina, and, by execution and delivery of the Credit Agreement, each of the Credit Parties hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of such courts. Each of the Credit Parties further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out notices pursuant to Section 11.1, such service to become effective 30 days after such mailing. Nothing in the Credit Agreement shall affect the right of the Agent to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Credit Party in any other jurisdiction.

                (b) Each of the Credit Parties hereby irrevocably waives any objection which it may now or after the Closing Date have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with the Credit Agreement or any other Credit Document brought in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                (c) EACH OF THE AGENTS, EACH OF THE LENDERS AND EACH OF THE CREDIT PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                (d) (i) Without limiting the generality of subsections (a), (b) and (c) of this Section 11.10, Hunt Europe and Hunt BV each agree that any controversy or claim with respect to it arising out of or relating to the Credit Agreement or any of the other Credit Documents may, at the option of the Agent and the Lenders, be settled immediately by submitting the same to binding arbitration in the City of Charlotte, North Carolina (or such other place as the parties may agree) in accordance with the Commercial Arbitration Rules then obtaining of the American Arbitration Association. Upon the request and submission of any controversy or claim for arbitration under the Credit Agreement, the Agent shall give Hunt Europe or Hunt BV, as applicable, not less than 45 days written notice of the request for arbitration, the nature of the controversy or claim, and the time and place set for arbitration. Hunt Europe and Hunt BV each agree that such notice is reasonable to enable it sufficient time to prepare and present its case before the arbitration panel. Judgment on the award rendered by the arbitration panel may be entered in any court in which any action could have been brought or maintained, including without limitation any court of the State of North Carolina or any Federal court sitting in the State of North Carolina. The expenses of arbitration shall be paid by Hunt Europe or Hunt BV, as applicable.

                (ii) The provisions of subsection (d)(i) above are intended to comply with the requirements of the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "Convention"). To the extent that any provisions of such subsection (d)(i) are not consistent with or fail to conform to the requirements set out in the Convention, such subsection (d)(i) shall be deemed amended to conform to the requirements of the Convention.

                (iii) Hunt Europe and Hunt BV each hereby specifically consent and submit to the jurisdiction of the courts of the State of North Carolina and courts of the United States located in the State of North Carolina for purposes of entry of a judgment or arbitration award entered by the arbitration panel.

                (iv) Hunt Europe and Hunt BV each hereby irrevocably appoint Hunt as process agent in its name, place and stead (the "North Carolina Process Agent") to receive and forward service of any and all writs, summonses and other legal process in any suit, action or proceeding brought in the State of North Carolina, agrees that such service in any such suit, action or proceeding may be made upon the North Carolina Process Agent and agrees to take all such action as may be necessary to continue said appointment in full force and effect or to appoint another agent so that Hunt Europe and Hunt BV will at all times have an agent in the State of North Carolina for service of process for the above purposes.

         11.11  Severability.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.12  Entirety.

         The Credit Documents represent the entire agreement of the parties thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated therein.

         11.13  Survival of Representations and Warranties.

         All representations and warranties made by the Credit Parties in the Credit Agreement shall survive the execution and delivery of the Credit Agreement and the making of the Loans and the issuance of the Letters of Credit.

         11.14  Binding Effect; Termination of Credit Agreement; etc.

                (a) The Credit Agreement shall be deemed to have become effective at such time on or after the Closing Date when it shall have been executed by the Borrowers, the Guarantors and the Agent, and the Agent shall have received copies thereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter the Credit Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantors, the Agent and each Lender and their respective successors and assigns.

                (b) The term of the Credit Agreement shall be until no Loans, LOC Obligations or any other amounts payable under any of the Credit Documents shall remain outstanding and until all of the Commitments shall have expired or been terminated.

         11.15  Judgment Currency.

                (a) Each Credit Party's obligations under the Credit Agreement to make payments in Dollars or in any available Available Foreign Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Agent or such Lender under the Credit Agreement. If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent or the Foreign Currency Equivalent, as applicable, determined in each case as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

                (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, such amount payable by the applicable Credit Party shall be reduced or increased, as applicable, such that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

         11.16  Confidentiality.

         The Agent and the Lenders agree to keep confidential (and to cause their respective affiliates, officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to the Agent or any such Lender by or on behalf of Hunt or any of its Subsidiaries (whether before or after the Closing Date) which relates to Hunt or any of its Subsidiaries (the "Information"). Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to its affiliates, officers, directors, employees, agents and representatives who have a need to know such Information in connection with their work on any of the transactions evidenced by the Credit Agreement or any other Credit Documents or the administration of the Credit Agreement or any other Credit Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any Governmental Authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of the Credit Agreement or any agreement entered into pursuant to clause (iv) below, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than Hunt or any of its Subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by Hunt or any of its Subsidiaries; (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first specifically agrees in a writing furnished to and for the benefit of Hunt and its Subsidiaries to be bound by the terms of this Section 11.16; or (v) to the extent that Hunt shall have consented in writing to such disclosure. Nothing set forth in this Section 11.16 shall obligate the Agent or any Lender to return any materials furnished by Hunt or any of its Subsidiaries.

         11.17  Source of Funds.

         Each of the Lenders hereby represents and warrants to the Borrowers that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing under the Credit Agreement:

               (a) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

               (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrowers the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (b), all employee benefit plans maintained by the same employee or employee organization are deemed to be a single plan); or

               (c) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrowers.

As used in this Section 11.17, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:                                 HUNT CORPORATION


                                           By  /s/ William E. Chandler
                                               ---------------------------------
                                           Name   William E. Chandler
                                                  ------------------------------
                                           Title  Senior Vice President, Finance
                                                  ------------------------------

                                           HUNT GRAPHICS EUROPE LIMITED


                                           By  /s/ William E. Chandler
                                               ---------------------------------
                                           Name   William E. Chandler
                                                  ------------------------------
                                           Title  Director
                                                  ------------------------------

                                           HUNT GRAPHICS EUROPE B.V.


                                           By  /s/ William E. Chandler
                                               ---------------------------------
                                           Name   William E. Chandler
                                                  ------------------------------
                                           Title  Director
                                                  ------------------------------

GUARANTORS:                                HUNT HOLDINGS, INC.


                                           By  /s/ William E. Chandler
                                               ---------------------------------
                                           Name   William E. Chandler
                                                  ------------------------------
                                           Title  Vice President, Treasurer
                                                  ------------------------------

                                           HUNT X-ACTO, INC.


                                           By  /s/ William E. Chandler
                                               ---------------------------------
                                           Name   William E. Chandler
                                                  ------------------------------
                                           Title  Senior Vice President
                                                  ------------------------------

                                           HUNT GRAPHICS AMERICAS
                                           CORPORATION


                                           By  /s/ William E. Chandler
                                               ---------------------------------
                                           Name   William E. Chandler
                                                  ------------------------------
                                           Title  Senior Vice President
                                                  ------------------------------

LENDERS:                                   BANK OF AMERICA, N.A.,
                                           individually in its capacity as a
                                           Lender and in its capacity as Agent


                                           By  /s/ Robert M. Searson
                                               ---------------------------------
                                           Name   Robert M. Searson
                                                  ------------------------------
                                           Title  Senior Vice President
                                                  ------------------------------















                              [Signatures Continue]

                                        FIRST UNION NATIONAL BANK


                                        By   /s/ Thomas C. Woodward
                                             -----------------------------------
                                        Name   Thomas C. Woodward
                                               ---------------------------------
                                        Title  Senior Vice President
                                               ---------------------------------

















                              [Signatures Continue]

                                        NATIONAL CITY BANK


                                        By   /s/ Marissa Mignogna
                                             -----------------------------------
                                        Name   Marissa Mignogna
                                               ---------------------------------
                                        Title  Assistant Vice President
                                               ---------------------------------




























                              [Signatures Continue]

                                          MELLON BANK, N.A.


                                          By   /s/ Jonathan H. Sprogell
                                               ---------------------------------
                                          Name   Jonathan H. Sprogell
                                                 -------------------------------
                                          Title  First Vice President
                                                 -------------------------------

                                  Schedule 1.1A
                                  --------------

                           EXISTING LETTERS OF CREDIT

                                  Schedule 1.1B
                                  -------------

                            CALCULATION OF MLA COSTS

         The MLA Cost for any Foreign Currency Loan made by any Lender is calculated by each Lender (and rounded upward, if necessary, to four decimal places) (such calculation then to be notified to the Agent by each Lender) as the rate resulting from the application of the following formula:

         XL + S(L - D) + F x 0.01 % per annum = MLA Cost
         ------------------------
              100 - (X+S)

         where on the day of application of the formula:

         X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which the relevant Lender is required under or pursuant to the Act to maintain cash ratio deposits with the Bank of England;

         L is the percentage rate per annum at which sterling deposits for the relevant period are offered by the relevant Lender to leading banks in the London Interbank Market at or about 11:00 a.m. (London time) on that day.

         F is the rate of charge payable by the relevant Lender to the FSA pursuant to paragraph 2.02 or 2.03 (as the case may be) of the Fees Regulations (but where for this purpose, the figure at paragraph 2.02 b and 2.03 b shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of the relevant Lender.

         S is the level of interest-bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which the relevant Lender is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

         D is the percentage rate per annum payable by the Bank of England to the relevant Lender on Special Deposits.

         (X, L, S and D are to be expressed in the formula as numbers and not as percentages. A negative result obtained from subtracting D from L shall be counted as zero.)

         The MLA Cost attributable to any Loan or other sum for any period shall be calculated at or about 11:00 a.m. (London time) on the first day of such period for the duration of such period by reference to the circumstances existing on the first day of the relevant period and for the duration of such period.

         The determination of the MLA Cost in relation to any period shall in the absence of manifest error, be conclusive and binding on the parties hereto.

         If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Agent renders or will render the above formula (or any element thereof, or any defined term used therein) inappropriate or inapplicable or the Agent otherwise determines that the above formula is inappropriate, the Agent, following notice to Hunt Europe and Hunt BV, shall be entitled to vary the same. Any such variation shall, in the absence of manifest error, be conclusive and binding on the parties and shall apply from the date specified in such notice.

         For the purposes of this Schedule:

                  The terms Eligible Liabilities and Special Deposits shall bear the meanings ascribed to them under or pursuant to the Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

                  Fee Base has the meaning ascribed to it for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

                  Fees Regulations means, as appropriate, either:

                  (a)   the Banking Supervision (Fees) Regulations 1998; or

                  (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31 March 1999.

Any reference to a provision of any statute, directive, order or regulation herein is a reference to that provision as amended or reenacted from time to time.

                                  Schedule 1.1C
                                  -------------

                           FORM OF NOTICE OF BORROWING


Bank of America, N.A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255*
Attention:  Agency Services

Ladies and Gentlemen:

         The undersigned, [Hunt Corporation][Hunt Graphics Europe Limited] [Hunt Graphics Europe B.V.] refers to the Amended and Restated of Credit Agreement dated as of September 12, 2000 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrowers, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The undersigned hereby gives you notice that it requests a [Revolving Loan advance in accordance with the provisions of Section 2.1 of the Credit Agreement][Foreign Currency Loan advance in accordance with the provisions of
Section 2.5 of the Credit Agreement] and in connection therewith sets forth below the terms on which such Loan advance is requested to be made:

(A)   Date of Borrowing
      (which is a Business Day)  _______________________

(B)   Principal Amount of
      Borrowing                  _______________________



----------------
   * All original notices with respect to Foreign Currency Loans shall be sent to the address set forth in Section 3.14(b) of the Credit Agreement for payments in an Available Foreign Currency with a copy to the address set forth in Section 3.14(b) of the Credit Agreement for payments in Dollars.

(C)   Interest Period and the
      last day thereof                   _______________________

(D)   Interest rate basis**              _______________________

[(E)  Available Foreign Currency         _______________________]

         The delivery of this Notice of Borrowing shall constitute a representation and warranty by the undersigned of the correctness of the matters specified in subsections (ii), (iii), (iv), (v) and (vi) of Sections 5.2.

                                        Very truly yours,

                                        [HUNT CORPORATION]
                                        [HUNT GRAPHICS EUROPE LIMITED]
                                        [HUNT GRAPHICS EUROPE B.V.]


                                        By _____________________________________
                                        Title:


------------------------
   ** All Foreign Currency Loans will bear interest on the basis of the Eurodollar Rate.

                                  Schedule 1.1D
                                  -------------

                     FORM OF NOTICE OF EXTENSION/CONVERSION

Bank of America, N.A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255*
Attention:  Agency Services

Ladies and Gentlemen:

         The undersigned, [Hunt Corporation][Hunt Graphics Europe Limited] [Hunt Graphics Europe B.V.], refers to the Amended and Restated Credit Agreement dated as of September 12, 2000 (as amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrowers, the other Credit Parties party thereto, the Lenders and Bank of America, N.A., as Agent.

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

         The undersigned hereby gives notice pursuant to Section 3.2 of the Credit Agreement that it requests an extension or conversion of a Loan outstanding under the Credit Agreement, and in connection herewith sets forth below the terms on which such extension or conversion is requested to be made:

(A)   Type of Loan                            ______________________

(B)   Date of Extension or Conversion
      (which is the last day of the
      the applicable Interest Period)         _______________________

(C)   Principal Amount of
      Extension or Conversion                 _______________________






-------------------
     * All original notices with respect to Foreign Currency Loans shall be sent to the address set forth in Section 3.14(b) of the Credit Agreement for payments in an Available Foreign Currency with a copy to the address set forth in Section 3.14(b) of the Credit Agreement for payments in Dollars.

(D)   Interest Period and the
      last day thereof                   _______________________

(E)   Interest rate basis**              _______________________

         The delivery of this Notice of Extension/Conversion shall constitute a representation and warranty by the undersigned of the correctness of the matters specified in subsections (ii), (iii), (iv), (v) and (vi) of Sections 5.2.

                                         Very truly yours,

                                         [HUNT CORPORATION]
                                         [HUNT GRAPHICS EUROPE LIMITED]
                                         [HUNT GRAPHICS EUROPE B.V.]

                                         By:____________________________________
                                         Title:







----------------
     ** All Foreign Currency Loans will bear interest on the basis of the Eurodollar Rate.

                                  Schedule 1.1E
                                  -------------

                                   INVESTMENTS

                                  Schedule 1.1F
                                  -------------

                                      LIENS

                                 Schedule 2.1(a)
                                 --------------

                                     LENDERS

================================================================================
                                           Revolving            Commitment
      Name and Address of Lender           Commitment           Percentage
--------------------------------------------------------------------------------
Bank of America, N.A.
Independence Center, 15th Floor
101 North Tryon Street
Charlotte, North Carolina  28255
Attn:  Agency Services                     $25,000,000              50%
--------------------------------------------------------------------------------
National City Bank
One South Broad Street
13th Floor Loc 01-5997
Philadelphia, PA  19107
Attn:  Marissa Mignogna                    $7,500,000               15%
--------------------------------------------------------------------------------
First Union National Bank
123 South Broad Street
Philadelphia, Pennsylvania  19109
Attn: Wynelle Farlow                       $10,000,000              20%
--------------------------------------------------------------------------------
Mellon Bank, N.A.
Plymouth Meeting Executive Campus
610 West Germanton Pike, Suite 200
Plymouth Meeting, Pennsylvania  19462
Attn:  Jonathan Sprogell                   $7,500,000               15%
================================================================================

                                Schedule 2.3(b)-1
                                -----------------

                         FORM OF COMPETITIVE BID REQUEST

Bank of America, N.A.,
  as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-001-15-04
Charlotte, North Carolina  28255
Attention:  Agency Services

Ladies and Gentlemen:

        The undersigned, Hunt Corporation (the "Borrower") refers to the Amended and Restated Credit Agreement dated as of September 12, 2000 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, Hunt Graphics Europe Limited, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.3(b) of the Credit Agreement it requests solicitation of Competitive Bids under the Credit Agreement, and in connection therewith sets forth below the terms on which the related Competitive Loan borrowing is requested to be made:

(A)   Date of Competitive Loan borrowing
      (which is a Business Day)                 __________________

(B)   Principal amount of
      Competitive Loan borrowing                __________________

(C)   Interest Period and the last
      day thereof                               __________________

         The delivery of this Competitive Bid Request shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (ii), (iii), (iv), (v) and (vi) of Sections 5.2.

                                        Very truly yours,

                                        HUNT CORPORATION

                                        By:_____________________________________
                                        Title:__________________________________

                                Schedule 2.3(b)-2
                                -----------------

              FORM OF NOTICE OF RECEIPT OF COMPETITIVE BID REQUEST


[Name of Lender]
[Address]

Attention:

Dear Sirs:

         Reference is made to the Amended and Restated Credit Agreement dated as of September 12, 2000 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Hunt Corporation (the "Borrower"), Hunt Graphics Europe Limited, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on _____________, 20__, pursuant to Section 2.3(b) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by 10:00 A.M. (Charlotte, North Carolina time) ______________, 20__ [Date of Proposed Competitive Loan Borrowing]. Your Competitive Bid must comply with Section 2.3(c) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

(A)   Date of Competitive Borrowing         __________________

(B)   Principal amount of
      Competitive Borrowing                 __________________

(C)   Interest Period and the last
      day thereof                           __________________


                                       Very truly yours,

                                       BANK OF AMERICA, N.A., as Agent


                                       By________________________________

                                       Title:____________________________

                                 Schedule 2.3(c)
                                 ---------------

                             FORM OF COMPETITIVE BID

Bank of America, N.A.,
    as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-005-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services


Ladies and Gentlemen:

         The undersigned, [Name of Lender], refers to the Amended and Restated Credit Agreement dated as of September 12, 2000 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among Hunt Corporation (the "Borrower"), Hunt Graphics Europe Limited, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.3(c) of the Credit Agreement, in response to the Competitive Bid Request made by the Borrower on ________________, 20__, and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)   Principal Amount              ____________________

(B)   Competitive Bid Rate          ____________________

(C)   Interest Period and last
      day thereof                   ____________________

         The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.3(e) of the Credit Agreement.

                                    Very truly yours,

                                    [NAME OF LENDER]


                                    By:______________________________

                                    Title:___________________________

                                 Schedule 2.3(e)
                                 ---------------

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

Bank of America, N.A.,
     as Agent for the Lenders
101 N. Tryon Street
Independence Center, 15th Floor
NC1-005-15-04
Charlotte, North Carolina  28255
Attn:  Agency Services


Ladies and Gentlemen:

         The undersigned, Hunt Corporation (the "Borrower") refers to the Amended and Restated Credit Agreement dated as of September 12, 2000 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, Hunt Graphics Europe Limited, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent.

         In accordance with Section 2.3(e) of the Credit Agreement, in connection with our Competitive Bid Request dated ______________ and in accordance with Section 2.3(e) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount           Competitive Bid Rate                   Lender
----------------           --------------------                   ------

$                                  [%]
$                                  [%]

We hereby reject the following bids:

Principal Amount           Competitive Bid Rate                    Lender
----------------           --------------------                    ------

$                                  [%]
$                                  [%]

                                          Very truly yours,

                                          HUNT CORPORATION

                                          By:_____________________________
                                          Title:__________________________

                                  Schedule 6.9
                                  ------------

                              INTELLECTUAL PROPERTY

                                  Schedule 6.12
                                  -------------

                                ERISA DISCLOSURES

                                  Schedule 6.14
                                  -------------

                                  SUBSIDIARIES

                                  Schedule 6.16
                                  -------------

                            ENVIRONMENTAL DISCLOSURES

                                 Schedule 7.1(c)
                                 ---------------
                    FORM OF OFFICER'S COMPLIANCE CERTIFICATE

        For the fiscal quarter ended _________________, 20___.

        I, ____________________, Chief Financial Officer, of Hunt Corporation (the "Borrower") hereby certify that, to the best of my knowledge and belief, with respect to that certain Amended and Restated Credit Agreement dated as of September 12, 2000 (as amended, modified, extended or restated from time to time, the "Credit Agreement"; all of the defined terms in the Credit Agreement are incorporated herein by reference) among the Borrower, Hunt Graphics Europe Limited, the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent:

        a. The company-prepared financial statements which accompany this certificate are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, subject to changes resulting from normal year-end audit adjustments.

        b. Since ___________ (the date of the last similar certification, or, if none, the Closing Date) no Default or Event of Default has occurred under the Credit Agreement; and

Delivered herewith are detailed calculations demonstrating compliance by the Credit Parties with the financial covenants contained in Section 7.11 of the Credit Agreement as of the end of the fiscal period referred to above.

        This ______ day of ___________, 20__.


                                     HUNT CORPORATION


                                     --------------------------------
                                     Title:

                       Attachment to Officer's Certificate
                       -----------------------------------

                       Computation of Financial Covenants

                                  Schedule 7.12
                                  -------------

                            FORM OF JOINDER AGREEMENT

        THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 20__, is by and between _____________________, a ___________________ (the
"Subsidiary"), and BANK OF AMERICA, N.A., in its capacity as Agent under that certain Amended and Restated Credit Agreement (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), dated as of September 12, 2000, by and among HUNT CORPORATION, a Pennsylvania corporation (the "Borrower"), the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

        The Borrower is required by, or has otherwise elected pursuant to,
Section 7.12 of the Credit Agreement to cause the Subsidiary to become a "Guarantor".

        Accordingly, the Subsidiary hereby agrees as follows with the Agent, for the benefit of the Lenders:

        1. The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (i) all of the representations and warranties set forth in Section 6 of the Credit Agreement as they relate to such Subsidiary, (ii) all of the affirmative and negative covenants set forth in Sections 7 and 8 of the Credit Agreement and (iii) all of the undertakings and waivers set forth in Section 3 of the Credit Agreement (subject to the limitations set forth therein). Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby (i) subject to the limitation set forth in Section 4.1 of the Credit Agreement, jointly and severally together with the other Guarantors, guarantees to each Lender and the Agent, as provided in Section 4 of the Credit Agreement, the prompt payment and performance of the Borrowers' Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof and (ii) agrees that if any of the Borrowers' Obligations are not paid or performed in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise), the Subsidiary will, jointly and severally together with the other Guarantors, promptly pay and perform the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Borrowers' Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

        2. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

        IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                     [SUBSIDIARY]


                                     By____________________________

                                     Title_________________________

                                     Acknowledged and accepted:

                                     BANK OF AMERICA, N.A., as Agent

                                     By______________________________

                                     Title___________________________

                                  Schedule 8.1
                                  ------------

                                  INDEBTEDNESS

                                Schedule 11.3(b)
                                ----------------

                        FORM OF ASSIGNMENT AND ACCEPTANCE


        THIS ASSIGNMENT AND ACCEPTANCE dated as of ________, 200_ is entered into between ________________ ("Assignor") and ____________________
("Assignee").

        Reference is made to the Amended and Restated Credit Agreement dated as of September 12, 2000, as amended and modified from time to time thereafter (the "Credit Agreement") among Hunt Corporation, Hunt Graphics Europe Limited, Hunt Graphics Europe B.V., the other Credit Parties party thereto, the Lenders party thereto and Bank of America, N.A., as Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

        1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth below in the Commitments of the Assignor on the effective date of the assignment designated below (the "Effective Date") and the Revolving Loans owing to the Assignor which are outstanding on the Effective Date, together with unpaid interest accrued on the assigned Loans to the Effective Date and the amount, if any, set forth below of the Fees accrued to the Effective Date for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 11.3(b) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee, if it is not already a Lender under the Credit Agreement, shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of North Carolina.

         3. Terms of Assignment

           (a)  Date of Assignment:

           (b)  Legal Name of Assignor:

           (c)  Legal Name of Assignee:

           (d)  Effective Date of Assignment:

         (e)  Revolving Loan Commitment
              Percentage Assigned (expressed
              as a percentage set forth
              to at least 8 decimals)                                       %

         (f)  Revolving Loan Commitment
              Percentage of Assignor after
              Assignment (set forth to at
              least 8 decimals)                                             %

         (g)  Total Revolving Loans outstanding
              as of Effective Date                             $_____________

         (h)  Principal Amount of Revolving
              Loans assigned on Effective
              Date (the amount set forth
              in (g) multiplied by the
              percentage set forth in (e))                     $_____________

         (i)  Total Foreign Currency Loans
              outstanding as of Effective Date                 $_____________

         (j)  Principal Amount of Foreign
              Currency Loans assigned on
              Effective Date (the amount
              set forth in (i) multiplied
              by the percentage set forth in (e))              $_____________

The terms set forth above are hereby agreed to:

____________________, as Assignor

By:______________________________
Title:

_____________________, as Assignee

By:______________________________
Title:

CONSENTED TO:

BANK OF AMERICA, N.A., as Agent

By:_____________________________
Title:


HUNT CORPORATION

By:_____________________________
Title: